                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          CONTINENTIAL AIRLINES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------


    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

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Notes:

                                                    Preliminary Proxy Statement
                                                           (As filed with the
                                                           SEC
                                                           on May 3, 1996)
[Logo of Continental Airlines appears here]

                                 May 15, 1996

To Our Stockholders:

  On behalf of the Board of Directors, we are pleased to invite you to attend the Continental Airlines, Inc. 1996 Annual Meeting of Stockholders. As indicated in the attached notice, the meeting will be held at The Hyatt Regency, 1200 Louisiana Street, Houston, Texas on Wednesday, June 26, 1996, at 9:30 a.m., local time. At the meeting, in addition to acting on the matters described in the attached proxy statement, there will be an opportunity to discuss other matters of interest to you as a stockholder.

  Please date, sign and mail the enclosed proxy card in the envelope provided, even if you plan to attend the meeting in person. We look forward to seeing you in Houston.

                                          Cordially,


                                          [SIGNATURE OF DAVID BONDERMAN
                                          APPEARS HERE]
                                          David Bonderman
                                          Chairman of the Board


                                          [SIGNATURE OF GORDON BETHUNE APPEARS
                                          HERE]
                                          Gordon Bethune
                                          President and Chief Executive
                                           Officer

                          CONTINENTAL AIRLINES, INC.
                        2929 ALLEN PARKWAY, SUITE 2010
                             HOUSTON, TEXAS 77019

                               ----------------

                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 26, 1996

                               ----------------

  NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders of Continental Airlines, Inc., a Delaware corporation (the "Company" or "Continental"), will be held at The Hyatt Regency, 1200 Louisiana Street, Houston, Texas, on Wednesday, June 26, 1996, at 9:30 a.m., local time, for the following purposes:

  1. To elect twelve directors to serve until the next annual meeting of stockholders, assuming that the amendments to the Company's charter described in Proposal 4 are approved by stockholders, or to elect eighteen directors to serve until the next annual meeting of stockholders if such amendments are not approved;

  2. To consider and act upon a proposal to approve certain amendments to the Company's 1994 Incentive Equity Plan, as amended;

  3. To consider and act upon a proposal to approve the Company's Executive Bonus Program;

  4. To consider and act upon a proposal to amend and restate the Company's charter;

  5. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP, independent public accountants, as independent auditors of the Company and its subsidiaries for 1996; and

  6. To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

  The holders of record of the Company's common stock at the close of business on April 30, 1996 are entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors,


                                          [SIGNATURE OF JEFFERY A. SMISEK
                                          APPEARS HERE]
                                          Jeffery A. Smisek
                                          Secretary

Houston, Texas
May 15, 1996

  PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE MEETING IN PERSON AND DESIRE TO WITHDRAW YOUR PROXY, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ENCLOSED PROXY STATEMENT AND VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE MEETING.

                          CONTINENTAL AIRLINES, INC.
                        2929 ALLEN PARKWAY, SUITE 2010
                             HOUSTON, TEXAS 77019

                               ----------------

                                PROXY STATEMENT

                      1996 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 26, 1996

                               ----------------

  This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Continental Airlines, Inc., a Delaware corporation (the "Company" or "Continental"), of proxies to be voted at the 1996 Annual Meeting of Stockholders of the Company or any adjournment or adjournments thereof (the "Meeting"), to be held at The Hyatt Regency, 1200 Louisiana Street, Houston, Texas on Wednesday, June 26, 1996, at 9:30 a.m., local time, for the purposes set forth in the accompanying Notice of 1996 Annual Meeting of Stockholders. This proxy statement and the accompanying proxy, together with a copy of the Company's 1995 Annual Report, are being first mailed to stockholders on or about May 15, 1996.

THE PROXY

  Stockholders giving proxies may revoke them at any time before they are voted by notifying the Secretary of the Company in writing of such revocation or by delivering to such Secretary a duly executed proxy bearing a later date. Any such revocation or subsequent proxy must be received prior to the commencement of voting at the Meeting to be effective. Air Canada, a Canadian corporation, has delivered an irrevocable proxy in favor of Air Partners, L.P., a Texas limited partnership ("Air Partners"), authorizing Air Partners to vote, in its sole discretion, all the shares of common stock beneficially owned, directly or indirectly, by Air Canada as of the record date (described below under "Record Date and Voting Securities") (approximately 23.6% of the voting power of all voting securities outstanding as of such record date) with respect to the matters set forth in the accompanying Notice. Air Partners has indicated to the Company that it intends to vote all such shares in favor of all such matters and, unless otherwise directed by its investors with respect to the shares of the Company held by Air Partners that are attributable to such investors' respective limited partnership interests, to vote the shares of common stock held by it as of the record date (approximately 35.7% of the voting power of all voting securities outstanding as of such date) in favor of all such matters. As a result, the matters set forth in Proposals 1, 2, 3, and 5 are expected to be approved at the Meeting. If a proxy is properly signed by a holder of common stock and is not revoked, it will be voted at the Meeting in the manner specified on the proxy or, if no manner is specified, it will be voted "FOR" the election of directors nominated by the Board of Directors of the Company (the "Board of Directors") and "FOR" approval of the other matters set forth in the accompanying Notice.

  The Company will bear the costs of the solicitation of proxies. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram, fax and in person by regular employees and directors of the Company, none of whom will receive additional compensation therefor, and by Morrow & Co., Inc., which the Company has retained to assist in the solicitation of proxies for a fee estimated not to exceed $5,000 plus reasonable out-of-pocket expenses. Arrangements will be made with brokerage houses and with other custodians, nominees and fiduciaries to forward proxy soliciting materials to beneficial owners, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection therewith.

RECORD DATE AND VOTING SECURITIES

  The Board of Directors fixed the close of business on April 30, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 6,301,056 shares of Class A common stock, par value $.01 per share, and 21,492,124 shares of Class B common stock, par value $.01 per share.

  Continental's Restated Certificate of Incorporation ("Charter") currently authorizes the issuance of up to 10 million shares of preferred stock, 50 million shares each of Class A common stock, Class C common stock and Class D common stock, and 100 million shares of Class B common stock. No shares of Class C common stock or Class D common stock have been issued. Subject to certain limitations on voting by non-U.S. citizens, each share of Class A common stock is entitled to ten votes per share and each share of Class B common stock is entitled to one vote per share. The holders of shares representing a majority of the aggregate voting power of the outstanding voting securities entitled to vote at the Meeting, present or represented by proxy, will constitute a quorum for the transaction of business at the Meeting.

  In establishing the presence of a quorum, abstentions and broker non-votes (if any) will be included in the determination of the number of shares represented at the Meeting. Abstentions are treated as votes cast and thus will have the same effect as a vote against a proposal. Broker non-votes are not treated as votes cast or shares entitled to vote with respect to a matter and thus will not affect the election of directors (who will be elected by a plurality of the votes cast at the Meeting), or the outcome of the proposals to (i) adopt the proposed amendment to the Company's 1994 Incentive Equity Plan, as amended (the "Incentive Equity Plan") (which requires the affirmative vote of a majority of the votes present or represented at the Meeting and entitled to vote), (ii) approve the Executive Bonus Program (which requires approval by a majority of the votes cast) or (ii) ratify the appointment of independent auditors (which requires approval by a majority of the votes cast). However, the proposed amendments to the Charter require the affirmative vote of two-thirds of the votes outstanding as of the record date; consequently, broker non-votes will have the same effect as a vote against this proposal.

LIMITATION ON VOTING BY FOREIGN OWNERS

  The Charter defines "Foreign Ownership Restrictions" as "applicable statutory, regulatory and interpretive restrictions regarding foreign ownership or control of U.S. air carriers (as amended or modified from time to time)". Such restrictions currently require that no more than 25% of the voting stock of the Company be owned or controlled, directly or indirectly, by persons who are not U.S. Citizens ("Foreigners") for purposes of the Foreign Ownership Restrictions, and that the Company's president and at least two-thirds of its directors be U.S. Citizens. For purposes of the Charter, "U.S. Citizen" means (i) an individual who is a citizen of the United States; (ii) a partnership each of whose partners is an individual who is a citizen of the United States; or (iii) a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons who are citizens of the United States. The Charter provides that no shares of capital stock may be voted by or at the direction of Foreigners, unless such shares are registered on a separate stock record (the "Foreign Stock Record") maintained by the Company for the registration of ownership of voting stock by Foreigners. The Company's bylaws ("Bylaws") further provide that no shares will be registered on the Foreign Stock Record if the amount so registered would cause the Company to violate the Foreign Ownership Restrictions or adversely affect the Company's operating certificates or authorities. Registration on the Foreign Stock Record is made in chronological order based on the date the Company receives a written request for registration, except that shares held by Air Canada and, after such shares, shares acquired by Air Partners in connection with its original investment in the Company that are subsequently transferred to any Foreigner, are entitled to be registered prior to, and to the exclusion of, other shares. Shares owned by Air Canada as of the record date and registered on the Foreign Stock Record constitute substantially the maximum number of shares that may be voted by Foreigners at the Meeting in accordance with the Foreign Ownership Restrictions. As described below, in light of certain recent transactions, the Bylaws are being amended (effective immediately after the Meeting) to delete Air Canada's preferential right to be listed on the Foreign Stock Record, and Air Canada has converted (subsequent to the record date) all its shares of Class A common stock to Class B common stock, substantially increasing the number of shares of common stock that may be registered on the Foreign Stock Record by Foreigners other than Air Canada.

                              RECENT DEVELOPMENTS

  On April 19, 1996, the Board of Directors approved certain agreements (the "Agreements") among the Company, Air Canada and Air Partners. See "Certain Transactions." The Agreements contain a variety of arrangements intended generally to reflect the intention that Air Canada has expressed to the Company of divesting its investment in Continental by early 1997, subject to market conditions. Air Canada has indicated to the Company that its original investment in Continental has become less central to Air Canada in light of other initiatives it has undertaken--particularly expansion within Canada and exploitation of the 1995 Open Skies agreement to expand Air Canada's own flights into the United States. Because of these initiatives, Air Canada has determined it appropriate to redeploy the funds invested in the Company into other uses in Air Canada's business. The Agreements also reflect the distribution by Air Partners, effective March 29, 1996, to its investors (the "AP Investors") of all of the shares of Class B common stock held by Air Partners and the desire of some of the AP Investors to realize the increase in value of their investment in the Company by selling a portion of their shares of Class B common stock.

  Among other things, the Agreements required the Company to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), to permit the sale by Air Canada of up to 2,200,000 shares of the Class B common stock held by it and by certain of the AP Investors of up to an aggregate of 2,271,015 such shares pursuant to an underwritten offering arranged by the Company. The sale of these shares by Air Canada and the AP Investors was completed on May [14], 1996. Upon completion of this offering, the Agreements provide for the following additional steps to be taken:

  . in light of its reduced stake in the Company, Air Canada will no longer be entitled to designate nominees to the Board of Directors of the Company, will cause the four current or former members of the Air Canada board who currently serve as directors of Continental to decline nomination for reelection as directors (except as described under Proposal 1 below), and will convert all of its Class A common stock to Class B common stock;

  . Air Canada and Air Partners have entered into a number of agreements restricting, prior to December 16, 1996, further disposition of the common stock of the Company held by either of them; and

  . each of the existing Subscription and Stockholders' Agreement (the
    "Original Stockholders' Agreement") and the Registration Rights Agreement (the "Original Registration Agreement"), entered into by Air Canada, Air Partners and the Company in 1993 when Air Canada and Air Partners made their original investment in the Company, has been modified in a number of respects to reflect, among other matters, the changing composition of the respective equity interests of the parties.

  As a result of the reduction by Air Canada of its interest in the Company and the decision of the current directors designated by Air Canada not to stand for reelection to the Board (except as described under Proposal 1 below), as well as the expiration of the requirement that the Board include three members designated by the committee of creditors from the Company's 1993 reorganization, the Board has approved changes to the Charter, (see Proposal
4), and Bylaws that are intended to streamline the Company's corporate governance structure. These include deleting the requirement that the Board be comprised of 18 members, allowing the Board to fix the size of the Board, the elimination of supermajority provisions and the elimination of Air Canada's right to appoint a specified number of directors upon the occurrence of certain specified events. The Board has proposed that the number of directors be reduced initially to 12 and has nominated a correspondingly reduced slate of directors. If the amendments to the Charter are not approved, stockholders will be asked to elect an alternate slate of directors comprised of 18 persons.

                   VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

  The following table sets forth, as of April 30, 1996 (except as otherwise set forth below), certain information with respect to persons owning beneficially (to the knowledge of the Company) more than five percent of any class of the Company's voting securities. The table also sets forth the respective general voting power of such persons. Information in the table is based on reports that have been filed with Securities and Exchange Commission (the "SEC" or the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and information furnished to the Company by such holders. In accordance with regulations promulgated by the Commission, the table reflects for each beneficial owner the exercise of warrants or the conversion of convertible securities (exercisable or convertible within 60 days after the record date) owned by such beneficial owner, but, in determining the percentage ownership of such person, does not assume the exercise of warrants or the conversion of securities owned by any other person.

  In connection with the transactions described above under "Recent Developments," Air Canada irrevocably waived its right to exchange certain shares of Class B common stock for shares of Class A common stock; accordingly, no such potential exchange is shown in the following table. In addition, in May 1996, Air Canada converted all its Class A common stock shown below to Class B common stock. See "Recent Developments."

                                              AMOUNT AND
                                                NATURE               GENERAL
   NAME AND ADDRESS                          OF BENEFICIAL  PERCENT   VOTING
 OF BENEFICIAL HOLDER      TITLE OF CLASS      OWNERSHIP    OF CLASS POWER(1)
 --------------------   -------------------- -------------  -------- --------
Air Canada              Class A common stock   1,661,056      26.4%    23.6%
Air Canada Center       Class B common stock   3,338,944      15.5%
Montreal Int'l Airport
(Dorval)
P.O. Box 14000
Postal Station, St.
 Laurent
Canada HAY 1H4
Air Partners, L.P.(2)   Class A common stock   4,259,734(3)   54.5%    44.6%
2420 Texas Commerce
 Tower                  Class B common stock   3,382,632(4)   13.6%
201 Main Street
Fort Worth, TX 75102
American General
 Corporation            Class A common stock     774,496(5)   11.8%    10.0%
2929 Allen Parkway      Class B common stock     997,381(6)    4.5%
Houston, TX 77019
FMR Corp.               Class B common stock   3,182,837(7)   14.7%     3.8%
82 Devonshire Street
Boston, MA 02109

- --------
(1) Each share of Class A common stock is entitled to ten votes, and each share of Class B common stock is entitled to one vote. General Voting
    Power includes the combined total of the votes attributable to Class A common stock and Class B common stock.
(2) Based on reports filed with the Commission pursuant to the Exchange Act, the general partners of Air Partners are 1992 Air GP, managing general partner, and Air II General, Inc. The general partners of 1992 Air GP are 1992 Air, Inc., majority general partner, and Air Saipan, Inc. David Bonderman is the controlling shareholder of Air II General, Inc. and 1992 Air, Inc. and accordingly may be deemed the beneficial owner of shares held by Air Partners. In addition, Mr. Bonderman holds, directly and indirectly, limited partnership interests in Air Partners. Mr. Bonderman also holds director stock options to purchase 3,000 shares of Class B common stock and may be deemed to own 369,108 shares of Class B common stock owned as of the record date by 1992 Air, Inc. and 2,403 shares of Class B common stock owned as of the record date by Air II General, Inc. that are not included in the amounts shown. Bonderman Family Limited Partnership, of which David Bonderman is the general partner, holds 8,200 shares of Class A common stock and, as of the record date, 441,225 shares of Class B common stock that are not included in the amounts shown. The holders of limited partnership interests in Air Partners, together with Air Partners, may be deemed to be acting as a group for purposes of the federal securities laws. Bonderman Family Limited Partnership holds limited partnership interests in Air Partners. On the basis of certain provisions of the limited partnership agreement of Air Partners, Bonderman Family Limited Partnership may be deemed to beneficially own the shares of Class A common stock and any Class B common stock beneficially owned by Air Partners that are attributable to such limited partnership interests. However, Bonderman Family Limited Partnership, pursuant to Rule 13d-4 under the Exchange Act, disclaims beneficial ownership of all such shares. The estate of Larry L. Hillblom, solely in its capacity as the sole shareholder of Air Saipan, Inc., may be deemed the beneficial owner of shares of Class A common stock and any Class B common stock held by Air Partners. In addition, the estate of Mr. Hillblom also holds limited partnership interests in Air Partners. On the basis of certain provisions of the limited partnership agreement of Air Partners, the estate of Mr. Hillblom may be deemed to beneficially own the shares of Class A common stock and any Class B common stock beneficially owned by Air Partners that are attributable to such limited partnership interests. Bondo Air Limited Partnership ("Bondo Air"), solely in its capacity as a limited partner of Air Partners, may be deemed to beneficially own the shares of Class A common stock and any Class B common stock held by Air Partners that are attributable to such limited partnership interest. However, Bondo Air, pursuant to Rule 13d-4 under the Exchange Act, disclaims beneficial ownership of all such shares. Mr. Alfredo Brener, through a limited partnership whose corporate general partner he controls, owns warrants to purchase a 98.5% limited partnership interest in Bondo Air, and on the basis of certain provisions of the limited partnership agreement of Bondo Air, Mr. Brener may be deemed to beneficially own such limited partnership interests and, in turn, the shares attributable to Bondo Air's limited partnership interest in Air Partners. However, Mr. Brener, pursuant to Rule 13d-4 under the Exchange Act, disclaims beneficial ownership of all such shares. Donald Sturm, a director of the Company, holds a limited partnership interest in Air Partners. On the basis of certain provisions of the limited partnership agreement of Air Partners, Mr. Sturm may be deemed to beneficially own the shares of Class A common stock and any Class B common stock beneficially owned by Air Partners that are attributable to such limited partnership interest. However, Mr. Sturm, pursuant to Rule 13d-4 under the Exchange Act, disclaims beneficial ownership of all such shares.
(3) Includes 1,519,734 shares issuable upon exercise of warrants held by Air Partners to purchase Class A common stock.
(4) Represents shares subject to warrants held by Air Partners to purchase Class B common stock.
(5) Based on reports filed with the Commission under the Exchange Act, the shares reported represent the proportionate interest in shares beneficially owned by Air Partners, of which American General Corporation ("American General") is a limited partner, including shares issuable upon exercise of warrants held by Air Partners to purchase 276,315 shares of Class A common stock. On the basis of certain provisions of the limited partnership agreement of Air Partners, American General may be deemed to beneficially own the shares of Class A common stock and any Class B common stock beneficially owned by Air Partners that are attributable to such limited partnership interest. However, American General, pursuant to Rule 13d-4 under the Exchange Act, disclaims beneficial ownership of all such shares. American General may be deemed to share voting and dispositive power with respect to all such shares.
(6) Based on reports filed with the Commission under the Exchange Act, the reported shares include 283 shares held by an indirect wholly owned subsidiary of American General and 615,024 shares issuable upon exercise of warrants held by Air Partners to purchase Class B common stock and attributable to the limited partnership interest of American General in Air Partners. American General may be deemed to share voting and dispositive power with respect to such 615,307 shares.
(7) Based on information furnished to the Company, the shares reported include 151,514 shares of Class B common stock issuable upon conversion of the Company's 6 3/4% Convertible Subordinated Notes due April 15, 2006. FMR, together with its wholly owned subsidiaries, Fidelity Management &
    Research Company and Fidelity Management Trust Company, has sole dispositive power with respect to 3,159,337 of the shares beneficially owned by it and sole voting power with respect to 2,436,423 of such shares. FMR has no shared voting or dispositive power. Members of the Edward D. Johnson 3d family own approximately 49% of the outstanding voting stock of FMR Corp.

BENEFICIAL OWNERSHIP OF COMMON STOCK OF DIRECTORS, NOMINEES AND EXECUTIVE
OFFICERS

  The following table shows, as of April 30, 1996, the number of shares of Class B common stock beneficially owned by each of the current directors and director nominees, the executive officers named in the Summary Compensation Table, and all executive officers and directors as a group. The beneficial ownership of Class A common stock by certain of such persons is described in the footnotes to the table. See also "Voting Rights and Principal Stockholders."

                           AMOUNT AND
                           NATURE OF
   NAME OF BENEFICIAL      BENEFICIAL        PERCENT
         OWNERS           OWNERSHIP(1)       OF CLASS
   ------------------     ------------       --------
Thomas J. Barrack, Jr...       5,800(2)           *
Gordon M. Bethune.......     215,319(3)         1.0%
David Bonderman.........   4,341,052(4)        17.5%
Gregory D. Brenneman....     221,955(5)         1.0%
Joel H. Cowan...........       3,000(6)           *
Patrick Foley...........     783,468(7)         3.6%
Rowland C. Frazee, C.C..       3,000(6)           *
Hollis L. Harris........   3,341,944(8)        15.6%
Dean C. Kehler..........       1,500(9)           *
Lawrence W. Kellner.....      90,545(10)          *
Robert L. Lumpkins......       3,000(6)           *
Douglas H. McCorkindale.       3,000(6)           *
C.D. McLean.............      49,500(11)          *
David E. Mitchell, O.C..   3,341,944(8)        15.6%
George G.C. Parker......         200              *
Richard W. Pogue........       3,000(6)(12)       *
William S. Price III....   3,387,132(13)       13.6%
Barry P. Simon..........      48,736(14)          *
Donald L. Sturm.........     642,001(15)        3.0%
Claude I. Taylor, O.C...   3,342,944(8)        15.6%
Karen Hastie Williams...       3,000(6)           *
Charles A. Yamarone.....       5,500(16)          *
All executive officers
and directors as a
group...................   9,171,211(17)       36.1%

- --------
 * Less than 1%
(1) The persons listed have the sole power to vote and dispose of the shares beneficially owned by them except as otherwise indicated.
(2) Includes 1,500 shares subject to a vested director stock option, and 1,500 shares held in trust for the benefit of Mr. Barrack's children, as to which shares Mr. Barrack disclaims beneficial ownership.
(3) Includes 137,500 shares subject to vested options to purchase shares.
(4) Includes 3,000 shares subject to vested director stock options, 441,225 shares beneficially owned as of the record date by Bonderman Family Limited Partnership, 369,108 shares owned as of the record date by 1992 Air, Inc. and 2,403 shares owned as of the record date by Air II General, Inc. (see note 2 to the previous table). Also includes 3,382,632 shares subject to warrants owned by Air Partners, which Mr. Bonderman may be deemed to own beneficially (see note 2 to the previous table) and which Mr. Price may be deemed to own beneficially through shared voting and dispositive power as a Managing Director of Air Partners. Does not include 8,200 shares of Class A common stock beneficially owned by Bonderman Family Limited Partnership. Also does not include 2,740,000 shares of Class A common stock beneficially owned by Air Partners or 1,519,734 such shares subject to warrants (collectively, 54.5% of the class) owned by Air Partners, which Messrs. Bonderman and Price also may be deemed to own beneficially (see note 2 to the previous table).

 (5) Includes 137,500 shares subject to a vested option and 37,500 restricted shares scheduled to vest in 50% increments on April 27, 1997 and 1998.
 (6) Represents shares subject to vested director stock options.
 (7) Includes 3,000 shares subject to vested director stock options. Also includes 322,970 shares held as of the record date by DHL Management Services, Inc. ("DHL Management") and 457,498 shares representing the proportionate interest of DHL Management in shares issuable upon exercise of warrants held by Air Partners to purchase shares of Class B common stock. Does not include DHL Management's interest in 370,582 shares of Class A common stock beneficially owned by Air Partners or 205,543 shares of such stock issuable upon exercise of warrants held by Air Partners. DHL Management, and Mr. Foley as President of DHL Management, may be deemed to have voting and shared dispositive power with respect to all such shares.
 (8) Includes 3,000 shares subject to vested director stock options. Also includes 3,338,944 shares beneficially owned by Air Canada. Does not include 1,661,056 shares of Class A common stock beneficially owned by Air Canada, which were converted to Class B common stock subsequent to the record date. Mr. Harris, as the "shareholder representative" of Air Canada, may be deemed to have sole voting power with respect to all such shares. Messrs. Harris, Mitchell and Taylor, as directors of Air Canada, may be deemed to have shared dispositive power with respect to all such shares.
 (9) Represents shares subject to a vested director stock option.
(10) Includes 37,500 shares subject to a vested option, or vesting within 60 days after April 30, 1996, and 37,500 restricted shares scheduled to vest in 33 1/3% increments on June 5, 1996, 1997 and 1998.
(11) Includes 37,500 shares subject to a vested option and 5,000 restricted shares scheduled to vest on April 4, 1997.
(12) Does not include 3,000 shares of Class A common stock owned by Mr. Pogue.
(13) Includes 3,000 shares subject to vested director stock options. Also includes 1,500 shares held by Mr. Price's spouse, as to which shares Mr. Price disclaims beneficial ownership, shares held by Air Partners and shares subject to warrants held by Air Partners, each as described in note 4, above.
(14) Includes 37,500 shares subject to a vested option.
(15) Includes 3,000 shares subject to vested director stock options. Also includes 30,200 shares held in trusts for the benefit of Mr. Sturm's children, 15,100 shares held in a charitable trust for which Mr. Sturm acts as Trustee, 4,300 shares held by a corporation of which Mr. Sturm is the principal stockholder, and 285,937 shares representing the proportionate interest of Mr. Sturm in shares issuable upon exercise of warrants held by Air Partners to purchase shares of Class B common stock. Does not include Mr. Sturm's proportionate interest in 231,615 shares of Class A common stock beneficially owned by Air Partners or 128,465 such shares subject to warrants owned by Air Partners. Mr. Sturm is a limited partner of Air Partners and, as such, may be deemed to share voting and dispositive power with respect to the shares beneficially owned by Air Partners that are attributable to such limited partnership interest.
(16) Includes 1,500 shares subject to a vested director stock option.
(17) Includes 549,750 shares subject to vested options held by officers and non-employee directors of the Company and 3,382,632 shares subject to warrants owned by Air Partners. See notes 4, 7 and 15. Does not include 2,740,000 shares of Class A common stock beneficially owned by Air Partners or 1,519,734 such shares subject to warrants owned by Air Partners. Also includes 3,338,944 shares beneficially owned as of the record date by Air Canada. See note 8. Does not include 1,661,056 shares of Class A common stock beneficially owned by Air Canada, which were converted to Class B common stock subsequent to the record date, or 4,000 shares of Class A common stock held by certain executive officers and directors. See, e.g., note 12.

                              GENERAL INFORMATION

BOARD OF DIRECTORS MEETINGS

  Regular meetings of the Board of Directors are generally held four times per year and special meetings are scheduled when required. The Board held four regular meetings and three special meetings in 1995.

COMMITTEES OF THE BOARD

  The Audit Committee has the authority and power to act on behalf of the Board of Directors with respect to the appointment of independent auditors for the Company and with respect to authorizing any special audit or audit-related activities which, in its discretion, are deemed necessary to perform its functions. The committee monitors the audit activities of the Company and its subsidiaries to assure that they have installed proper accounting and audit controls. The committee, which consists of seven non-employee directors, met seven times in 1995.

  The Executive Committee exercises certain powers of the Board of Directors between Board meetings. The committee, which consists of two non-employee directors and one officer-director of the Company, held no formal meetings in 1995, but took a number of actions by unanimous written consent in lieu of such meetings.

  The Finance and Strategy Committee reviews the Company's short and long-term strategic plans and its plans for raising capital and increasing liquidity, and makes recommendations to the Board of Directors regarding implementation of those plans as the committee deems appropriate. The committee, which consists of two officer-directors and seven non-employee directors, met five times in 1995.

  The Human Resources Committee has the authority and power to act on behalf of the Board of Directors with respect to all matters relating to the employment of senior officers by the Company or its subsidiaries, including but not limited to approval of compensation, benefits, incentives and employment contracts, and relating to loans to any officers or employees and administration of the Company's 1994 Employee Stock Purchase Plan and the Incentive Equity Plan. The committee, which consists of seven non-employee directors, met six times in 1995.

  The Company does not have a nominating committee.

  During 1995, each director of the Company other than Mr. Barrack attended more than 75% of the sum of the total number of meetings of the Board and each committee of which he or she was a member.

COMPENSATION OF DIRECTORS

  Members of the Company's Board of Directors who are not full-time employees of the Company are paid $15,000 per year, plus $1,000 (or $1,500 for the chairperson) for each Board and committee meeting attended. Stock options relating to 1,500 shares of Class B common stock are automatically granted to non-employee directors on the day following each annual meeting of stockholders and bear exercise prices equal to the fair market value of such stock on such date. In addition, each non-employee director receives certain lifetime flight benefits, including space-available personal and family flight passes, a travel card permitting positive space travel by the director, the director's family and certain other individuals (which is taxable to the director, subject to the payment of certain of such taxes by the Company during Board service), a frequent flyer card and an airport lounge card.

  Full-time employees of the Company who serve as directors receive reimbursement of expenses incurred in attending meetings, in addition to flight and other benefits provided in their employment agreements or shared generally by other employees of the Company.

EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the Company's current executive officers:

   NAME, AGE AND POSITION          TERM OF OFFICE AND BUSINESS EXPERIENCE
   ----------------------          --------------------------------------
GORDON M. BETHUNE, age 54     President and Chief Executive Officer since
 President, Chief Executive   November 1994. Director since August 1994;
 Officer and Director         President and Chief Operating Officer (February
 (Executive Committee,        1994-November 1994); various positions with The
 Finance and Strategy         Boeing Company commencing in 1988, including
 Committee)                   Vice President and General Manager of the
                              Commercial Airplane Group Renton Division, Vice
                              President and General Manager of the Customer
                              Services Division, and Vice President of Airline
                              Logistics Support.
GREGORY D. BRENNEMAN, age 34  Chief Operating Officer since May 1995. Director
 Chief Operating Officer and  since June 1995. Consultant to the Company
 Director (Finance and        (February-April 1995); Various positions,
 Strategy Committee)          including Vice President, with Bain & Company,
                              Inc. (consulting firm) for more than five years.
B. BEN BALDANZA, age 34       Senior Vice President--Pricing and Route
 Senior Vice President--      Scheduling since April 1996; Vice President--
 Pricing and Route            Pricing and Route Scheduling (November 1995-
 Scheduling                   April 1996); Vice President--Pricing and Profit
                              Management (September 1994-November 1995);
                              Revenue Manager at United Parcel Service of
                              America, Inc. (July 1993 to September 1994);
                              various positions with Northwest Airlines
                              Corporation, including Managing Director Yield
                              Management (January 1991 to July 1993); various
                              positions with American Airlines, Inc.,
                              including Manager--Domestic Yield Management
                              (July 1986 to January 1991).
MARK A. ERWIN, age 40         Senior Vice President--Airport Services since
 Senior Vice President--      April 1995. Various positions with the Company
 Airport Services             commencing in 1987, including, most recently,
                              Vice President--Newark Hub.
LAWRENCE W. KELLNER, age 37   Senior Vice President and Chief Financial
 Senior Vice President and    Officer since June 1995. Executive Vice
 Chief Financial Officer      President and Chief Financial Officer of
                              American Savings Bank, F.A. (November 1992-May
                              1995); Executive Vice President and Director of
                              Loan Management of American Real Estate Group,
                              an affiliate of American Savings Bank, F.A.
                              (February 1992-October 1992); Executive Vice
                              President and Chief Financial Officer of The
                              Koll Co. (a Newport Beach-based real estate
                              developer and manager) (1987-1992).
C.D. McLEAN, age 54           Senior Vice President--Operations since April
 Senior Vice President--      1994. Executive Vice President--Operations
 Operations                   (January 1992- March 1994) of LeisureAir, Inc.;
                              self-employed (March 1990-December 1991); Senior
                              Vice President--Flight Operations (May 1989-
                              February 1990) of Braniff Airlines, Inc.
BONNIE S. REITZ, age 43       Vice President--Marketing and Sales since August
 Vice President--Marketing    1994. Vice President--Marketing and Sales of
 and Sales                    System One Information Management, Inc. (1989-
                              1994).

 NAME, AGE AND POSITION        TERM OF OFFICE AND BUSINESS EXPERIENCE
 ----------------------        --------------------------------------
BARRY P. SIMON, age 53    Senior Vice President--Europe since June 1995.
 Senior Vice President--  Senior Vice President--Strategic Business Units
 Europe                   (April 1995-June 1995); Senior Vice President--
                          Widebody Division (August 1994-April 1995);
                          Senior Vice President and General Counsel (June
                          1990-August 1994), except Senior Vice President,
                          General Counsel and Director, GAF Corporation
                          (January-March 1993).
JEFFERY A. SMISEK, age    Senior Vice President and Secretary since April
 41                       1995. General Counsel since March 1995. Partner,
 Senior Vice President,   Vinson & Elkins L.L.P. (law firm) for more than
 General Counsel and      five years.
 Secretary

  There is no family relationship between any of the executive officers. All officers are appointed by the Board of Directors to serve until their resignation or removal.

COMPENSATION OF EXECUTIVE OFFICERS

  The following tables set forth, for 1995, 1994 and 1993, with respect to compensation for services to Continental and its subsidiaries, (i) the aggregate amount of remuneration paid by the Company to the chief executive officer and the four other most highly compensated executive officers of the Company during 1995, (ii) the number of shares of Class B common stock subject to options granted to such individuals during 1995 and the hypothetical value thereof assuming specified annual rates of Class B common stock price appreciation, and (iii) the value of the stock options held by such individuals at the end of 1995. No stock options were exercised by any of such individuals during 1995.

                          SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                          ANNUAL COMPENSATION                        AWARDS
                                 ------------------------------------------ -------------------------
                                                                             RESTRICTED   SECURITIES
   NAME AND PRINCIPAL                                        OTHER ANNUAL       STOCK     UNDERLYING       ALL OTHER
        POSITION         YEAR(1) SALARY ($) BONUS ($)      COMPENSATION ($) AWARDS ($)(2) OPTIONS (#)   COMPENSATION ($)
   ------------------    ------- ---------- ----------     ---------------- ------------- -----------   ----------------
Gordon M. Bethune.......  1995    $561,012  $  550,000         $278,638(3)            0      25,000(4)      $522,978(5)
 President and Chief      1994     434,185   1,500,000(6)        85,018(7)   $1,240,625     250,000(4)       286,969(8)
 Executive Officer        1993          --          --               --              --          --               --
Gregory D. Brenneman....  1995    $338,726  $  354,039         $ 56,459(9)   $1,200,000     275,000         $ 79,016(10)
 Chief Operating          1994          --          --               --              --          --               --
 Officer                  1993          --          --               --              --          --               --
Lawrence W. Kellner.....  1995    $193,369  $  438,500(11)     $ 17,928(12)  $  862,500      75,000         $ 32,718(10)
 Senior Vice President    1994          --          --               --              --          --               --
 and Chief Financial      1993          --          --               --              --          --               --
 Officer
C.D. McLean.............  1995    $305,604  $  300,000         $    514(12)  $  115,000      25,000(13)     $      0
 Senior Vice President    1994     182,557           0            8,807(12)           0      50,000(13)       13,531(10)
 --Operations             1993          --          --               --              --          --               --
Barry P. Simon..........  1995    $306,000  $  300,000         $    714(12)  $        0           0(14)            0
 Senior Vice President    1994     293,480           0                0         213,750      75,000(14)            0
 --Europe                 1993     202,785           0                0               0           0                0

- --------
(1) Messrs. Bethune, Brenneman, Kellner and McLean commenced employment with the Company in February 1994, April 1995, June 1995 and April 1994, respectively.

 (2) The value of restricted stock shown was calculated by multiplying the closing price of the Class B common stock on the date the restricted shares were granted by the number of restricted shares as follows: Mr. Bethune--50,000 shares at $14.125 and 25,000 shares at $21.375; Mr.
     Brenneman--75,000 shares at $16.00; Mr. Kellner--50,000 shares at $17.25; Mr. McLean--10,000 shares at $11.50 and Mr. Simon--10,000 shares at $21.375. At the end of 1995, the aggregate number of restricted shares held by Messrs. Bethune, Brenneman, Kellner, McLean and Simon was 67,400, 75,000, 50,000, 10,000 and 10,000, respectively, and the year-end values of such shares were $2,931,900, $3,262,500, $2,175,000, $435,000 and
     $435,000, respectively, based on the December 29, 1995 closing price of the Class B common stock of $43.50. The shares held by Messrs. Bethune and Simon vested in 50% increments on March 15, 1995 and 1996. The shares held by Mr. Brenneman vest in 25% increments on October 27, 1995 and April 27, 1996, 1997 and 1998. The shares held by Mr. Kellner vest in 25% increments on December 6, 1995 and June 5, 1996, 1997 and 1998. The shares held by Mr. McLean vest in 50% increments on April 4, 1996 and 1997. Although the Company has paid no dividends on its common stock, any dividends would be payable upon both vested and non-vested shares.
 (3) Represents a tax adjustment relating to termination of certain supplemental retirement plan benefits ($277,159) and certain travel benefits provided by the Company ($1,479). See footnote (5) below.
 (4) In addition, of the options granted to Mr. Bethune in 1994, the exercise price of 125,000 options was adjusted in 1995 from $14.125 per share to $11.00 per share (which exceeded the market value of the Class B common stock on the date of such adjustment) to comply with the terms of Mr. Bethune's agreements with the Company.
 (5) Represents payment in lieu of certain supplemental executive retirement plan benefits previously provided under Mr. Bethune's employment agreement.
 (6) Represents a bonus in connection with certain amendments to Mr. Bethune's employment agreement which were made as the result of an offer of employment to Mr. Bethune by one of the Company's competitors.
 (7) Represents a tax adjustment relating to (i) certain moving expenses paid by the Company and (ii) other costs of Mr. Bethune's relocation to Houston, Texas.
 (8) Represents (i) $144,463 paid to compensate Mr. Bethune for the forfeiture of certain benefits under his prior employer's compensation program when he joined the Company, (ii) $107,957 for other costs of Mr. Bethune's relocation to Houston, Texas (see note 7) and (iii) $34,549 for moving expenses (see note 7).
 (9) Represents a tax adjustment relating to (i) certain moving expenses paid by the Company, (ii) reimbursement for other costs of Mr. Brenneman's relocation to Houston, Texas and (iii) certain travel benefits provided by the Company.
(10) Represents certain moving expenses paid by the Company in connection with the named executives' relocation to Houston, Texas and, for Mr. Brenneman, other costs of Mr. Brenneman's relocation to Houston, Texas (see note 9).
(11) Includes $176,000 sign-on bonus.
(12) Represents a tax adjustment relating to (i) certain moving expenses paid by the Company and/or (ii) certain travel benefits provided by the Company.
(13) All of the options granted to Mr. McLean in 1994 were repriced in 1995 from $21.375 to $16.00 per share. In addition, Mr. McLean was awarded an option in 1995 to purchase an additional 25,000 shares at a price of $16.00 per share.
(14) All of the options granted to Mr. Simon in 1994 were repriced in 1995 from $21.375 to $16.00 per share.

                           OPTION GRANTS DURING 1995





                                       INDIVIDUAL GRANTS                 POTENTIAL REALIZABLE
                         -----------------------------------------------   VALUE AT ASSUMED
                         NUMBER OF    PERCENTAGE OF                      ANNUAL RATES OF STOCK
                         SECURITIES   TOTAL OPTIONS                       PRICE APPRECIATION
                         UNDELRYING    GRANTED TO   EXERCISE                FOR OPTION TERM
                          OPTIONS     EMPLOYEES IN    PRICE   EXPIRATION ---------------------
          NAME           GRANTED(1)    FISCAL YEAR  ($/SHARE)    DATE        5%        10%
          ----           ----------   ------------- --------- ---------- ---------- ----------
Gordon M. Bethune.......   25,000          1.2%      $ 9.25    01/02/05  $  145,500 $  368,500
                          125,000(2)       5.8%      $11.00    03/04/04     418,750  1,351,250
Gregory D. Brenneman....  275,000         12.7%      $16.00    04/27/00   1,215,500  2,686,750
Lawrence W. Kellner.....   75,000          3.5%      $17.25    06/05/00     357,750    789,750
C.D. McLean.............   75,000(3)       3.5%      $16.00    04/27/00     331,500    732,750
Barry P. Simon..........   75,000(4)       3.5%      $16.00    04/27/00     331,500    732,750

- --------
(1) Mr. Bethune's options vest in annual 25% increments commencing January 2, 1995. Messrs. Brenneman's, Kellner's, McLean's and Simon's options vest in 25% increments on the dates that are six months, one year, two years and three years after the date of grant, April 27, 1995; June 5, 1995; April 27, 1995 and April 27, 1995 respectively. See footnote 3.
(2) Represents options granted to Mr. Bethune in 1994 for which the exercise price was adjusted in 1995 from $14.125 per share to $11.00 per share (which exceeded the market value of the Class B common stock on the date of such adjustment) to comply with the terms of Mr. Bethune's agreements with the Company.
(3) Mr. McLean received 50,000 options in 1994, which were repriced in 1995 from $21.375 to $16.00 per share as described in the Company's proxy statement relating to its 1995 annual meeting of stockholders. In addition, Mr. McLean was awarded an option in 1995 to purchase an additional 25,000 shares at a price of $16.00 per share.
(4) Represents options granted to Mr. Simon in 1994 for which the exercise price was adjusted in 1995 from $21.375 per share to $16.00 per share as described in the Company's proxy statement relating to its 1995 annual meeting of stockholders.

                          1995 YEAR-END OPTION VALUES

                               NUMBER OF SECURITIES
                              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                              OPTIONS AT FISCAL YEAR    IN-THE-MONEY OPTIONS AT
                                        END                 FISCAL YEAR END
                             ------------------------- -------------------------
            NAME             EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
            ----             ----------- ------------- ----------- -------------
Gordon M. Bethune...........   68,750       206,250    $2,147,656   $6,442,969
Gregory D. Brenneman........   68,750       206,250     1,890,625    5,671,875
Lawrence W. Kellner.........   18,750        56,250       492,188    1,476,563
C.D. McLean.................   18,750        56,250       515,625    1,546,875
Barry P. Simon..............   18,750        56,250       515,625    1,546,875

  None of the above named executive officers exercised any options during 1995.

EMPLOYMENT AGREEMENTS

  Continental has entered into an amended and restated employment agreement, as amended, with Mr. Bethune relating to his service as an officer of the Company. The agreement provides for an annual base salary of not less than $550,000, participation in any Company cash bonus program at the maximum level available to any executive, a supplemental executive retirement plan, flight benefits, and certain other matters. Pursuant to the supplemental executive retirement plan, Mr. Bethune receives a base retirement benefit in the form of an annual straight life annuity in an amount equal to the product of (1) 1.6% times (2) the number of his credited years of service times (3) his final average compensation. The agreement may be terminated at any time by either party, with or without cause. The agreement is in effect until June 6, 1999 and is automatically extended for an additional three-year period on each successive third anniversary of such date. If Mr. Bethune's employment is terminated (A) because the Company elects to permit his employment agreement to expire, (B) by the Company for reasons other than death, incapacity, cause or material breach of the agreement, or (C) by Mr. Bethune due to certain specified reasons, including a material diminution in responsibility, or for any reason following a Change in Control (as defined in the Incentive Equity Plan, as amended, see Proposal 2) then the Company shall (i) cause all options and shares of restricted stock awarded to Mr. Bethune to vest immediately upon such termination, (ii) make a lump-sum cash severance payment to Mr. Bethune (calculated as described below), (iii) provide Mr. Bethune with out-placement services and (iv) provide Mr. Bethune and his eligible dependents with certain insurance benefits. In addition, following his termination of employment by the Company for any reason, or if Mr. Bethune elects to terminate his employment for any reason, benefits under the supplemental executive retirement plan will continue to be payable, and Mr. Bethune will be provided flight benefits substantially identical to those provided to non-employee directors. The severance payment referred to above is equal to three times the sum of (a) Mr. Bethune's then current annual base salary (of not less than $550,000) and (b) a deemed annual bonus equal to 25% of such salary. Additionally, the Company is required to maintain life insurance on his behalf in an amount equal to the severance payment described above. Mr. Bethune is indemnified by the Company for his tax obligations with respect to payments under the agreement or otherwise to the extent that such payments are subject to an excise or other special additional tax that would not have been imposed absent such payments. The foregoing is reflected in an amendment to Mr. Bethune's employment agreement recently entered into by the Company and Mr. Bethune in connection with the matters discussed under "Recent Developments." See "Certain Transactions."

  Continental has entered into an amended and restated employment agreement, as amended, with Mr. Brenneman relating to his service as an officer of the Company. The agreement provides for an annual base salary of not less than $525,000, stock options to purchase 275,000 shares of Class B common stock, a restricted stock grant for 75,000 shares of Class B common stock, participation in any Company cash bonus program at the maximum level available to any executive, flight benefits, and certain other matters. The agreement may be terminated at any time by either party, with or without cause. The agreement is in effect until June 6, 1999 and is automatically extended for an additional three-year period on each successive third anniversary of such date. If Mr. Brenneman's employment is terminated (A) because the Company elects to permit his employment agreement to expire, (B) by the Company for reasons other than death, incapacity, cause or material breach of the agreement, or (C) by Mr. Brenneman due to certain specified reasons, including a material diminution in responsibility, or for any reason following a Change in Control (as defined in the Incentive Equity Plan, as amended, see Proposal
2) then the Company shall (i) cause all options and shares of restricted stock awarded to Mr. Brenneman to vest immediately upon such termination, (ii) make a lump-sum cash severance payment to Mr. Brenneman (calculated as described below), (iii) provide Mr. Brenneman with out-placement services and (iv) provide Mr. Brenneman and his eligible dependents with certain insurance benefits. In addition, following his termination of employment by the Company for any reason, or if Mr. Brenneman elects to terminate his employment for any reason, he will be provided with flight benefits substantially identical to those provided to non-employee directors. The severance payment is equal to three times the sum of (1) Mr. Brenneman's then current annual base salary (of not less than $525,000) and (2) a deemed annual bonus equal to 25% of such salary. Additionally, the Company is required to maintain life insurance on his behalf in an amount equal to the severance payment described above. Mr. Brenneman is indemnified by the Company for his tax obligations with respect to payments under the agreement or otherwise to the extent that such payments are subject to an excise or other special additional tax that would not have been imposed absent such payments. The foregoing is reflected in an amendment to Mr. Brenneman's employment agreement recently entered into by the Company and Mr. Brenneman in connection with the matters discussed under "Recent Developments." See "Certain Transactions."

  Continental has entered into an amended and restated employment agreement, as amended, with each of Messrs. Kellner, McLean, and Simon, which agreements contain substantially identical terms and provide for an annual base salary of not less than $350,000, $300,000 and $300,000, respectively, participation in any Company cash bonus program at the maximum level available to any executive, flight benefits, and certain other matters. Each of the agreements may be terminated at any time by either party, with or without cause. Each agreement is for a four-year term of employment beginning in June 1995. If the applicable executive's employment is terminated (A) by the Company for reasons other than death, incapacity, cause or material breach of the agreement, or (B) by the executive for certain specified reasons, including a material diminution in responsibility, then the Company shall (i) make a lump-sum cash severance payment to the executive (calculated as described below), (ii) provide the executive with out-placement services, and (iii) provide the executive and his eligible dependents with certain insurance benefits. In addition, following any such termination, or if the executive elects to terminate his employment for any reason, each agreement provides the executive with flight benefits substantially identical to those provided to non-employee directors. The severance payment referenced above is equal to the product of (A) the sum of
(1) the executive's then current annual base salary and (2) a deemed annual bonus equal to 25% of such salary, multiplied by (B) a fraction, the numerator of which is the number of months in the severance period (described below) and the denominator of which is 12. If the executive's employment is terminated within two years after a Change in Control (as defined in the Incentive Equity Plan, see Proposal 2) the severance period means the period commencing on the date of termination and continuing for 36 months. If the executive's employment is terminated prior to a Change in Control or after the date which is two years after a Change in Control, the severance period means the period commencing on the date of termination and continuing for 24 months. Each of the executives is indemnified by the Company for his tax obligations with respect to payments under his agreement or otherwise to the extent that such payments are subject to an excise or other special additional tax that would not have been imposed absent such payments. The foregoing is reflected in an amendment to each such executive's employment agreement recently entered into by the Company and each such executive in connection with the matters discussed under "Recent Developments." See "Certain Transactions."

RETIREMENT PLAN

  The Continental Airlines, Inc. Retirement Plan (the "Retirement Plan"), adopted in 1988, is a noncontributory, defined benefit pension plan. Substantially all employees of Continental and certain designated affiliates are eligible to participate in the Retirement Plan.

  The following table represents the estimated annual benefits payable in the form of a single life annuity to participants in specified service and compensation categories under the Retirement Plan. Under the Retirement Plan, final average compensation means the average of the participant's highest five consecutive years of compensation during the last ten calendar years with Continental. Final average compensation includes regular pay and shift differential, but excludes bonuses, overtime, severance pay, incentive and other special forms of pay. Regulations under the Internal Revenue Code of 1986, as amended (the "Code"), previously limited compensation covered by the Retirement Plan to $235,840 and since December 1994 have limited such compensation to $150,000.

                              PENSION PLAN TABLE

                                               YEARS OF SERVICE
                               ------------------------------------------------
  FINAL AVERAGE COMPENSATION      5      10      15      20      25       30
  --------------------------   ------- ------- ------- ------- ------- --------
$100,000...................... $ 7,656 $15,312 $22,968 $30,624 $38,280 $ 45,936
$125,000......................   9,707  19,414  29,121  38,828  48,535   58,242
$150,000......................  11,758  23,516  35,274  47,032  58,790   70,548
$175,000......................  13,434  27,206  40,697  53,690  66,200   78,615
$200,000......................  15,075  30,897  46,438  61,480  76,041   90,506
$225,000......................  16,716  34,588  52,178  69,270  85,882  102,397

  The estimated credited years of service for Messrs. Bethune, Brenneman, McLean and Simon are two years, one year, two years and nine years, respectively. Mr. Kellner will be eligible to participate in the Retirement Plan after completing one year of service with the Company. In addition, Mr. Bethune's employment agreement provides for certain supplemental retirement benefits, which benefits will be offset by amounts received under the Retirement Plan. See "Employment Agreements," above. Under the Retirement Plan, a retired participant's annual benefit commencing at or after the normal retirement age of 65 (60 for pilots) is equal to 1.19% of the participant's final average compensation plus 0.45% of the participant's final average compensation in excess of the average Social Security wage base, multiplied by the participant's years of participation up to a maximum of 30 years.

PERFORMANCE GRAPH

  The following graph compares the cumulative total return on the Class B common stock (the more widely traded of the Company's common stocks) with the cumulative total returns (assuming reinvestment of dividends) on the Standard & Poor's Airline Index and the Standard & Poor's 500 Stock Index as if $100 were invested in the Class B common stock and each such index on July 14, 1993, the date on which the Company's common stock began trading on the New York Stock Exchange on a "when-issued" basis.




                              [GRAPH APPEARS HERE]

               7/14/93 9/30/93 12/31/93 3/31/94 6/30/94 9/30/94 12/30/94 3/31/95 6/30/95 9/29/95 12/29/95 3/29/96
  Continental
   Airlines    100.00   66.02    79.61   75.73   50.00   66.99    35.92   43.20   97.57  142.23   168.93  218.93
  S&P Airlines
   Index       100.00  104.11   108.56   91.06   91.49   79.12    75.75   90.18  110.64  108.82   110.63  131.35
  S&P 500
   Index       100.00  102.58   104.97  100.99  101.41  106.37   106.35  116.71  127.85  138.01   146.32  154.18

EXECUTIVE COMPENSATION REPORT OF THE HUMAN RESOURCES COMMITTEE

To the Stockholders of Continental Airlines, Inc.:

  This report to the stockholders is submitted by the Human Resources Committee of the Board of Directors of Continental Airlines, Inc. (the "Committee").

 General Compensation Strategy

  As we reported to you last year, in 1993 the Committee retained an independent, nationally recognized compensation consulting firm to assist in designing a comprehensive compensation strategy for the Company. The compensation strategy development process encompassed both executive and broad-based employee compensation programs. The process also included a review of competitive marketplace compensation data for U.S. airlines of comparable size. Long-term and short-term compensation data for general industry companies of comparable size to the Company (as measured by revenues) were also examined. The airlines considered in this analysis included industry peer airlines shown in the performance graph. The elements of compensation included in the competitive analysis were base salaries, annual incentives, long-term incentives and key employee benefits.

  The Committee's compensation strategy development process, concluded in March 1994, resulted in the Company's adoption of the following key objectives for both its executive and broad-based employee compensation programs:

  . Develop an appropriate linkage between compensation levels and the creation of stockholder value

  . Provide that the total program will be able to attract, motivate and retain employees of outstanding talent

  . Achieve competitiveness of total compensation over time

  . Focus on variable pay to the greatest extent possible to control fixed costs and provide the greatest possible incentive to improve performance

  In light of these key objectives, the Company revised its base salary compensation strategy and established a variety of new incentive compensation programs for both executive and non-executive employees. In 1995, these incentive programs included stock options, restricted stock grants, a management bonus plan, and broad-based profit sharing and on-time arrival bonuses. In developing these programs, the Company has considered the effects of Section 162(m) of the Code, which denies publicly held companies a tax deduction for annual compensation in excess of one million dollars paid to their chief executive officer or any of their four other most highly compensated executive officers who are employed on the last day of a given year, unless their compensation is based on performance criteria that are established by a committee of outside directors and approved, as to their material terms, by such company's stockholders. Stock options under the Incentive Equity Plan are designed to qualify as performance-based compensation under Section 162(m), and the Committee believes that these stock options should be excluded from the limitation on deductibility. In addition, the Company is proposing that stockholders consider and approve the Executive Bonus Program to ensure that any incentive compensation received thereunder is deductible under the Code. However, other awards which serve important compensation objectives of the Company, such as restricted stock grants, do not so qualify and will be subject to the limitation on deductibility.

  Base Salaries. The Company has established an objective of targeting its executive salary levels conservatively (i.e., slightly below competitive market norms for peer airlines and for general industry companies of comparable size, based on revenues). The Committee believes it is crucial to provide salaries within a competitive market range in order to attract and retain highly talented employees. The specific competitive markets considered depend on the nature and level of the positions in question and the labor markets from which qualified individuals are recruited. Base salary levels are also dependent on the performance of each individual employee over time. Thus, employees who sustain higher levels of performance over time will have correspondingly higher salaries. Salary adjustments are based on general levels of market increases in salaries, individual performance, overall financial results, and (for promotions) changes in job duties and responsibilities. All base salary increases are based on a philosophy of pay-for-performance.

  Incentive Compensation. The Committee believes that conservative base salaries must be coupled with appropriate incentive compensation to attract and retain qualified employees and that ownership by management and other employees of the Company's common stock is one of the best incentives to enhance performance. In 1994, the Company (i) awarded approximately one million shares of Class B common stock to its non-management employees, (ii) adopted an employee stock purchase plan open to substantially all employees of the Company and (iii) adopted the Incentive Equity Plan to encourage employees, including the Company's executive officers and key employees, as well as the Company's non-employee directors, to identify their interests with those of stockholders. The Committee believes that an equity stake in the Company provides strong encouragement for quality performance. In addition, in 1994 the Company adopted a profit sharing plan, under which 15% of the Company's pre-tax earnings (before unusual or nonrecurring items) is distributed to substantially all non-management employees of the Company (other than the Company's pilots) each year on a pro rata basis according to base salary. The first such distribution under the Company's profit sharing plan, totaling approximately $21 million, was made in February 1996.

  In 1995, a management bonus program and a non-management on-time performance bonus were added to focus employees on a common goal and to encourage them to work together to achieve profitability. As discussed below, the Committee also restruck the exercise price of the stock options held by a substantial number of management personnel and certain executive officers in 1995 in light of the fact that the previous exercise price in the vast majority of cases exceeded by more than 33% the market value of the underlying shares. The Committee believes that these incentives played a significant part in the Company's financial and operational turnaround in 1995.

 1995 Executive Compensation

  Base Salaries. Based on the Company's performance in 1994, none of the executive officers named above in the Summary Compensation Table (the "Named Executives") received any increase in base salary during 1995. Moreover, the Committee determined not to increase any of the Named Executives' salaries in 1995, notwithstanding the Company's turnaround, preferring to await full year results. Certain other executive officers did receive salary increases during 1995 in accordance with the criteria set forth above under "Base Salaries."

  Stock Incentives. Consistent with the foregoing strategy, the Company awarded stock options to executive officers and key employees during 1995. Options granted to the Named Executives are described in the Summary Compensation and other tables included above. With the exception of certain options granted in the first quarter, options granted in 1995 bear five-year terms and generally are fully vested on the third anniversary of their grant. None of the stock options issued to the Named Executives has been exercised to date. Including the options that were repriced, see "Repricing of Stock Options" below, 2,161,000 options were granted in 1995.

  In addition to stock options, the Company awarded executive officers an aggregate of 153,000 restricted shares of Class B common stock during 1995, the majority of which are scheduled to vest over a three-year period and 64,000 of which are fully vested as of the date hereof.

  Other Plans. In early 1995, the Committee approved a special cash bonus program for approximately 20 senior executives which paid quarterly cash bonuses equal to such executives' quarterly base salaries based on cumulative Company net income as compared to the Company's internal budget. Based on the early success of the program, the Committee in April 1995 authorized a broader-based annual bonus program for approximately 250 additional employees, which pays an annual cash bonus of 15% or 30% of base salary, depending on the employee, based on Company performance and, in certain cases, individual performance as determined by the Company's Chief Executive Officer. The Committee believed that a quarterly based cash bonus program for senior executives directly tied to Company performance appropriately incentivized senior management to implement the Company's strategic plan, and a broader based annual bonus program appropriately incentivized other managers to effect necessary changes in the Company's operations and culture. The Committee, in light of the success of the quarterly cash bonus program for senior management, adopted the Executive Bonus Program and intends to continue the annual bonus program for other managers. Stockholders are being asked to approve the Executive Bonus Program to ensure that amounts received thereunder by the Chief Executive Officer and the other four most highly compensated executive officers will be eligible for deduction by the Company under Section 162(m) of the Code. See Proposal 3.

 1995 CEO Compensation

  Gordon Bethune became Continental's Chief Executive Officer on November 2, 1994. His 1995 salary and stock-based compensation were not related to the Company's performance in 1995, but were based entirely on certain agreements reached in 1994, discussed below, and upon Mr. Bethune's amended and restated employment agreement. Mr. Bethune's bonus, set forth in the Summary Compensation Table, was based on the Company's performance and achievement of its 1995 budget and was paid pursuant to the 1995 special cash bonus plan, described above under "Other Plans." The Company earned $224 million in 1995, which was well in excess of the 1995 financial plan and was the highest profit in the Company's history.

  Mr. Bethune had joined the Company in February 1994 as its President and Chief Operating Officer. As reported in the proxy statement relating to the Company's 1995 annual meeting of stockholders, subsequent to joining the Company, Mr. Bethune received an offer of employment from one of the Company's competitors, which included a substantial bonus and significantly higher salary and benefits than the Company had agreed to pay Mr. Bethune. Consistent with the Company's strategy to retain highly talented employees and provide a competitive compensation package relative to the individual's position and labor market alternatives, and based upon the favorable evaluation of Mr. Bethune's performance with the Company, the Committee recommended, and the Board of Directors approved, amendments to Mr. Bethune's employment agreement providing for an increased salary and certain additional benefits. See "General Information--Employment and Severance Agreements." In addition, pursuant to his amended employment agreement in 1994, Mr. Bethune received an enhanced stock option and restricted stock grant as well as a cash bonus payment. The number of shares subject to Mr. Bethune's stock options was increased from 150,000 to 250,000 and the exercise price with respect to 150,000 shares was reduced from $21.375 per share to $14.125. Also pursuant to the agreements reached with the Company in 1994, Mr. Bethune's stock options aggregating 250,000 shares granted in 1994 were repriced from $14.125 to $11.00 with respect to 125,000 shares on January 2, 1995. The Market Value per Share (as defined in the Incentive Equity Plan) on January 2, 1995 was $9.25. In addition, pursuant to the 1994 agreements, Mr. Bethune received on January 2, 1995 an option to purchase an additional 25,000 shares of Class B common stock at an exercise price of $9.25 (the Market Value per Share on such date).

  As stated above, the Committee concluded in 1995 not to raise any of the Named Executives' base salaries for 1995. Subsequent to 1995, however, the Committee determined to increase Mr. Bethune's salary from $550,000 to $600,000 in light of the record financial and operating results achieved by the Company in 1995 and the well developed financial and operating plan prepared for 1996. The Committee believes that the moderately increased salary, coupled with the Executive Bonus Program, will appropriately incentivize Mr. Bethune for 1996. In addition, on February 1, 1996, the Committee awarded Mr. Bethune a stock option to purchase 75,000 shares of Class B common stock. See Proposal 2.

 Repricing of Stock Options

  In addition to the repricing of Mr. Bethune's options as described above, in April 1995, the Committee authorized the exchange and repricing (the "repricing") of certain outstanding non-qualified stock options ("Old Options") held by certain employees of the Company (excluding the Chief Executive Officer) and generally bearing an exercise price higher than the then current market price of the common stock, whereby such employees could surrender and cancel their respective Old Options and receive new options ("New Options") generally exercisable at a price lower than that of the canceled options, subject to certain conditions, including approval by the Company's stockholders at the 1995 annual meeting of an amendment to the Incentive Equity

Plan. Inasmuch as the Old Options were designed to attract and retain employees and to provide incentives for such persons to work to achieve the Company's success, the Committee, after consulting with an independent, nationally recognized compensation consulting firm, determined that the decline in the market value of the Company's common stock since the dates the Old Options were awarded had frustrated these purposes and diminished the value of the Company's Incentive Equity Plan as an element of the Company's compensation arrangements. At the time of the repricing, fewer than ten of approximately 270 optionees had options with an exercise price lower than the then current market price of the common stock. The vast majority of the Old Options had an exercise price of $21.375 per share at a time when the price of the Company's Class B common stock was $16. The Committee determined that repricing options and making modest additional grants were the most cost-effective method to retain key employees. The Committee also believed it was appropriate, in connection with the repricing, to shorten the term of the stock options from ten years to five years. Accordingly, the Committee adopted a repricing program as described below.

  Certain employees, including certain executive officers (but excluding the Chief Executive Officer) holding Old Options at the time of the repricing were eligible to participate in the repricing program. Each such participant could elect to surrender for cancellation all such individual's Old Options in exchange for New Options (generally covering the same number of shares, with certain exceptions), subject to certain conditions. The term of each New Option was five years, and the exercise price of the New Options was equal to the Market Value per Share (as defined in the Plan) on April 27, 1995, the date of grant ($16.00). The options were scheduled to vest as to 25% six months from the date of grant and to vest an additional 25% on the first, second and third anniversary of the date of grant. The grant of the New Options to an individual was conditioned on (i) termination of such individual's Old Options, termination of such individual's then current employment agreement with the Company or any subsidiary in exchange, in certain cases, for a new employment agreement, surrender by such individual for cancellation of any Annual Incentive Awards or Long-Term Incentive Awards held by such individual under the Incentive Equity Plan, and surrender by such individual for cancellation of any awards held by such individual under the Executive Performance Units Program adopted in 1994 and certain other awards, if any (provided that an individual was permitted to retain all or any portion of such individual's Old Options with an exercise price lower than the exercise price of the New Options if such individual's New Options were reduced on the basis of one new option share for each outstanding option share retained), and (ii) the approval of the First Amendment to the Incentive Equity Plan by the stockholders of the Company as provided in such First Amendment.

                                          Respectfully submitted,

                                          Human Resources Committee

                                          Karen Hastie Williams, Chair
                                          Thomas J. Barrack, Jr.
                                          Patrick Foley
                                          David E. Mitchell, O.C.
                                          Richard W. Pogue
                                          William S. Price III
                                          Donald L. Sturm

  The following table sets forth, in accordance with rules promulgated by the Commission, each of the stock options held by any executive officer that has been repriced by the Company during the last ten years. The Company is not aware of the repricing of any of its stock options prior to its reorganization in 1993 or of any options since such reorganization, except as described above and set forth in the table below:

                           TEN-YEAR OPTION REPRICINGS

                                                    MARKET                       LENGTH OF
                                        NUMBER OF  PRICE OF  EXERCISE             ORIGINAL
                                        SECURITIES STOCK AT  PRICE AT           OPTION TERM
                                        UNDERLYING  TIME OF   TIME OF           REMAINING AT
                                         OPTIONS   REPRICING REPRICING   NEW      DATE OF
                                         REPRICED     OR        OR     EXERCISE  REPRICING
          NAME                DATE      OR AMENDED AMENDMENT AMENDMENT  PRICE   OR AMENDMENT
- ------------------------ -------------- ---------- --------- --------- -------- ------------
Gordon M. Bethune.......   July 7, 1994  150,000    $14.125   $21.375   $14.125   10 years
 President and Chief       Jan. 2, 1995  125,000    $ 9.25    $14.125   $11.00     9 years
 Executive Officer
Mark A. Erwin........... April 27, 1995   13,000    $16.00    $21.375   $16.00     9 years
 Senior Vice President--
 Airport Services
C.D. McLean............. April 27, 1995   50,000    $16.00    $21.375   $16.00     9 years
 Senior Vice President--
 Operations
Barry P. Simon.......... April 27, 1995   75,000    $16.00    $21.375   $16.00     9 years
 Senior Vice President--
 Europe


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's executive compensation programs are administered by the Human Resources Committee of the Board of Directors. The committee is composed of seven independent, non-employee directors, and no member of the committee has been an officer or employee of the Company or any of its subsidiaries. Karen Hastie Williams, who chairs the Human Resources Committee, is a Partner of Crowell & Moring, a law firm that has provided services to the Company and its subsidiaries for many years. The Company's fee arrangement with Crowell & Moring is negotiated on the same basis as the Company's arrangements with its other outside legal counsel and is subject to the same terms and conditions. The fees paid by the Company to Crowell & Moring are comparable to those it pays to other law firms for similar services.

CERTAIN TRANSACTIONS

  In connection with Air Canada's investment in the Company, Air Canada, Air Partners and the Company agreed to identify and pursue opportunities to achieve cost savings, revenue enhancement or other synergies from areas of joint operation between the Company and Air Canada. The Company and Air Canada entered into a series of synergy agreements, primarily in the areas of aircraft maintenance and commercial and marketing alliances (including agreements regarding coordination of connecting flights). The Company believes that the synergy agreements allocate potential benefits to the Company and Air Canada in a manner that is equitable and commercially reasonable, and contain terms at least as favorable to the Company as could be obtained from unrelated parties. As a result of these agreements, Continental paid Air Canada $38 million in 1995, and Air Canada paid Continental $16 million, primarily relating to aircraft maintenance. As discussed above under "Recent Developments," Air Canada has expressed its intention to divest its investment in Continental to redeploy its capital to its current strategic plan. In connection therewith, the Company and Air Canada anticipate entering into discussions regarding modifications to certain of the foregoing synergy agreements to resolve certain outstanding commercial issues and otherwise to reflect the current needs of the parties.

  In connection with the sale by Air Canada and the AP Investors of the shares of Class B common stock described under "Recent Developments," certain costs of the offering will be paid by the Company pursuant the Original Stockholders' Agreement, as amended. In the aggregate, such costs are estimated to total approximately $350,000.

  Also in connection with the matters discussed under "Recent Developments," Continental has entered into an agreement with Air Partners for the sale by Air Partners to the Company from time to time, at Air Partners' election for the one-year period beginning August 15, 1996, of up to an aggregate of $50 million in intrinsic value (then-current market price of the Class B common stock minus exercise price) of Air Partners' Class B common stock warrants. The purchase price would be payable in cash. The Board of Directors of the Company has authorized the Company to publicly issue up to $50 million of Class B common stock in connection with any such purchase. In connection with this agreement, the Company will reclassify $50 million from common equity to redeemable warrants.

  In connection with the matters discussed under "Recent Developments," certain aspects of the agreements described therein raised issues under the change in control provisions of certain of the Company's employment agreements and employee benefit plans. See Proposal 2. The employment agreements of Mr. Bethune and the other named executive officers were amended in connection with such transactions to provide a revised change in control definition (see Proposal 2) that the Company believes is appropriate in light of the changes to its equity ownership structure and to extend the terms of such agreements for one year. Each of such persons (together with substantially all employees holding outstanding options) was also granted options (subject to certain conditions) in an amount equal to 10% of the amount of the options previously granted to him, subject to each such person agreeing that the revised change in control definition would be applicable to his employment, option and restricted stock agreements, as applicable. In connection with the amendment of Mr. Bethune's employment and other benefit agreements, the Company made a payment to Mr. Bethune of $1,572,500 and made $115,000 in charitable contributions in Mr. Bethune's name, including to the employee assistance fund of Continental. In connection with the amendment of Mr. Brenneman's employment and other benefit agreements, the Company made a payment to Mr. Brenneman of $776,563 and made $700,000 in charitable contributions in Mr. Brenneman's name, including to the employee assistance fund of Continental. In connection with the amendment of the employment and other benefit agreements of the other named executive officers, such officers were provided enhanced flight benefits.

  On September 29, 1995, Continental purchased from Air Canada warrants to purchase an aggregate of 1,367,880 shares of Continental's Class A common stock and 4,849,755 shares of Class B common stock for an aggregate purchase price of approximately $56 million (including a waiver fee of $5 million paid to a major creditor of the Company), of which Continental paid approximately $14 million in cash and a $42 million one-year note (which note was subsequently repaid). The 6,217,635 warrants purchased had exercise prices of $15.00 per share (as to 3,706,667 shares) and $30.00 per share (as to 2,510,968 shares).

  On July 27, 1995 and August 10, 1995, Air Partners purchased from the Company an aggregate of 154,113 and 328,660 shares of Class B common stock, respectively, at purchase prices of $15.86 per share (with respect to a total of 355,330 shares) and $13.40 per share (with respect to a total of 127,443 shares). Of the total, 158,320 shares were purchased pursuant to the exercise of anti-dilution rights granted to Air Partners under the Charter and the remaining 324,453 shares were purchased pursuant to the exercise of anti-dilution rights granted to Air Canada under the Charter (which rights were purchased by Air Partners immediately prior to their exercise on August 10,
1995).

  In connection with America West's emergence from bankruptcy in August 1994, Continental acquired approximately 4.1% of the equity interest (1,833,739 shares of common stock) and 17.1% of the voting power (exclusive of warrants to purchase an additional 802,860 shares of common stock) of the reorganized America West. In February 1996, Continental sold approximately 1.4 million shares of America West's common stock for net proceeds of approximately $25 million in an underwritten public offering. Continental now owns approximately 1.0% of the equity interest and 7.9% of the voting power of America West (exclusive of warrants to purchase an additional 802,860 shares of common stock). Through partnerships that he controls, Mr. Bonderman has a significant interest in America West.

  The Company and America West entered into a series of agreements during 1994 related to code sharing and ground handling that have created substantial benefits for both airlines. The services provided are considered normal to the daily operations of both airlines. As a result of these agreements, Continental paid America West $11 million and America West paid Continental $14 million in 1995.

  Prior to joining the Company in May 1995, Mr. Brenneman was a Vice President with Bain & Company, Inc., a consulting firm that has provided consulting services to the Company from time to time. In addition, Mr. Brenneman is the Chairman, Chief Executive Officer and majority shareholder of Turnworks, Inc. ("Turnworks"), which acted as a consultant to the Company prior to May 1995 under a consulting agreement with the Company. Pursuant to, and in connection with the termination of, the Turnworks consulting agreement, the Company paid Turnworks an aggregate of $1,772,457 in 1995.

  Continental Micronesia, Inc. ("CMI"), a 91%-owned subsidiary of the Company, and United Micronesia Development Association, Inc. ("UMDA"), which is controlled by the estate of Larry L. Hillblom and is the minority stockholder of CMI, have a services agreement whereby UMDA is paid a fee of 1.0% of CMI's gross revenue, as defined, which will continue until January 1, 2012. During 1995, these fees totaled $6 million. As of December 31, 1995, the Company had a payable of $7 million maturing in 2011 to UMDA. Annual payments of such payable aggregating $1 million per year are applied to reduce the 1.0% fee.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

  It is the intention of the persons named in the enclosed form of proxy, unless otherwise instructed, to vote each duly executed proxy for the election of each nominee listed below; provided, however, that if the amendments to the Charter as described in Proposal 4 are not approved at the Meeting by stockholders, so that the entire Board of Directors is required to remain comprised of 18 persons, it is the intention of the persons named in the enclosed form of proxy, unless otherwise instructed, to vote each duly executed proxy for the election of each nominee listed below under the heading "Alternative Slate of Directors," which is comprised of the current directors of the Company. Pursuant to the Company's Bylaws, directors will be elected by a plurality of the votes duly cast at the Meeting. If elected, such nominee will hold office until the next annual meeting of stockholders and until his or her respective successor has been duly elected and has qualified. In connection with the matters described under "Recent Developments," the four directors of the Company originally designated by Air Canada have agreed to resign from the Board of Directors upon the request of the Company. Management does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the Meeting, proxies will be voted for another nominee or nominees to be selected by the Board of Directors of the Company.

  Air Partners has the limited right, in certain circumstances, to convert its Class A common stock into Class D common stock. No person may hold or own Class D common stock other than Air Partners and certain of its affiliates. The Class D common stock, if issued, would permit Air Partners to elect one-third of the directors to the Company's Board. To date, no shares of Class D common stock have been issued.

  There is no family relationship between any of the nominees for director or between any nominee and any executive officer.

  The following table shows, with respect to each nominee, (i) such person's name and age, (ii) the period for which such person has served as a director of the Company, (iii) all positions and offices with the Company currently held by him or her and his or her principal occupation during the last five years (including other directorships and business experience), and (iv) the standing committees of the Board of Directors of which he or she is a member. Each of the nominees, other than Mr. Parker, is currently a director of the Company.

    NAME, AGE, POSITION
 AND COMMITTEE MEMBERSHIPS         TERM OF OFFICE AND BUSINESS EXPERIENCE
 -------------------------         --------------------------------------
THOMAS J. BARRACK, JR., age   Director since August 1994. Chief Executive
 49                           Officer of Colony Capital, Inc. and Colony
 (Human Resources Committee)  Advisors, Inc. (real estate investments) since
                              1991; Officer of Keystone, Inc. (a private
                              investment firm) (1987-1991); Director of: The
                              Santa Ana Companies; Virgin/MGM Cinemas (U.K.);
                              Sonnenblick Goldman Company; Hilton Waikoloa
                              Village Corporation.
GORDON M. BETHUNE, age 54     Director since August 1994. President and Chief
 President, Chief Executive   Executive Officer since November 1994. President
 Officer and Director         and Chief Operating Officer (February 1994-
 (Executive Committee,        November 1994); various positions with The
 Finance and Strategy         Boeing Company commencing in 1988, including
 Committee)                   Vice President and General Manager of the
                              Commercial Airplane Group Renton Division, Vice
                              President and General Manager of the Customer
                              Services Division, and Vice President of Airline
                              Logistics Support.
DAVID BONDERMAN, age 53       Director since April 1993 and Chairman of the
 Chairman of the Board of     Board since May 1993. Managing Director of Air
 Directors (Executive         Partners, L.P. since November 1992; Principal of
 Committee, Finance and       Texas Pacific Group (a private investment firm)
 Strategy Committee)          since September 1992; Chief Operating Officer of
                              Keystone, Inc. (a private investment firm)
                              (1983-August 1992); Director of: Bell & Howell
                              Holdings Company; National Re Corporation;
                              National Education Corporation; Carr Realty
                              Company; American Savings Bank, F.A.
GREGORY D. BRENNEMAN, age 34  Director since June 1995. Chief Operating
 Chief Operating Officer and  Officer since May 1995. Consultant to the
 Director (Finance and        Company (February-April 1995); Various
 Strategy Committee)          positions, including Vice President, with Bain &
                              Company, Inc. (consulting firm) for more than
                              five years.
PATRICK FOLEY, age 64         Director since April 1993. Chairman of the
 (Finance and Strategy        Board, President and Chief Executive Officer of
 Committee, Human Resources   DHL Airways, Inc. since 1988; Director of:
 Committee)                   Foundation Health Corporation; Glenborough
                              Realty Trust, Inc.
DOUGLAS McCORKINDALE, age 56  Director since April 1993. Vice Chairman and
 (Audit Committee)            Chief Financial and Administrative Officer of
                              Gannett Co., Inc. (a nationwide diversified
                              communications company) since 1984; Director of
                              seven funds which are part of the Prudential
                              Group of Mutual Funds; Director, Frontier
                              Corporation.

     NAME, AGE, POSITION
  AND COMMITTEE MEMBERSHIPS         TERM OF OFFICE AND BUSINESS EXPERIENCE
  -------------------------         --------------------------------------
GEORGE G.C. PARKER, age 57     Associate Dean for Academic Affairs (since
 Nominee for Director          September 1993); Director of MBA Program (since
                               September 1993); and Professor of Management
                               (since November 1973) at the Graduate School of
                               Business, Stanford University. Director of:
                               California Casualty Group of Insurance Companies
                               (casualty insurance); Bailard, Biehl, and
                               Kaiser, Inc. (investment advisors); RCM Equity
                               Funds (international and domestic mutual funds);
                               H. Warshow & Sons, Inc. (manufacturers of
                               specialty textiles); Zurich Reinsurance Centre,
                               Inc. (large reinsurance underwriters); Peninsula
                               Banking Group (commercial bank holding company).
RICHARD W. POGUE, age 67       Director since April 1993. Senior Advisor of Dix
 (Audit Committee, Human       & Eaton (a public relations firm) since July
 Resources Committee)          1994; Senior Partner (January 1993-June 1994)
                               and Managing Partner (1984-1992) of Jones, Day,
                               Reavis & Pogue (law firm); Director of: Derlan
                               Industries, Ltd.; M.A. Hanna Co.; KeyCorp; OHM
                               Corporation; Redland PLC; Rotek Incorporated;
                               TRW Inc.
WILLIAM S. PRICE III, age 40   Director since April 1993. Managing Director of
 (Finance and Strategy         Air Partners, L.P. since November 1992;
 Committee, Human Resources    Principal of Texas Pacific Group (a private
 Committee)                    investment firm) since November 1992; Vice
                               President--Strategic Planning and Business
                               Development of GE Capital Corporation (1991-
                               1992); Vice President of Bain & Company, Inc.
                               (consulting firm) (1985-1991); Chairman of the
                               Board of Directors of Favorite Brands, Inc.;
                               Beringer Wine Estates; Director of: Preferred
                               Provider Organization of Michigan; VIVRA Heart
                               Services; Banco Allianza; Denbury Resources,
                               Inc.
DONALD L. STURM, age 64        Director since April 1993. Chairman of the Board
 (Finance and Strategy         and Chief Executive Officer of: Community First
 Committee, Human Resources    Bankshares, Inc. (which owns four banks in
 Committee)                    Colorado) since 1993; Community First Bancorp,
                               Inc. (which owns four banks in Wyoming) since
                               1993; Sturm Investment, Inc. (which owns one
                               bank in Illinois) since 1984; Premier Bank since
                               1994; Continental Can Company, Inc., and various
                               subsidiaries and affiliated corporations (1984-
                               1991); Various positions culminating in Vice
                               Chairman of Peter Kiewit Sons, Inc. (1963-1991);
                               Limited Partner of Air Partners, L.P.
KAREN HASTIE WILLIAMS, age 51  Director since April 1993. Partner of Crowell &
 (Human Resources Committee)   Moring (law firm), Washington, D.C. since
                               December 1982; Director of: Federal National
                               Mortgage Association; Crestar Financial
                               Corporation; Washington Gas Light Company;
                               SunAmerica, Inc.
CHARLES A. YAMARONE, age 37    Director since January 1995. Executive Vice
 (Finance and Strategy         President and Research Director of Libra
 Committee)                    Investments, Inc. since July 1994; Senior Vice
                               President and General Counsel of Libra
                               Investments, Inc. (October 1991-June 1994);
                               Senior Vice President-Legal and Secretary of
                               Columbia Savings (January 1990-October 1991);
                               Director, El Paso Electric Company.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY.

 Alternative Slate of Directors

  As described above, if the amendments to the Charter as described in Proposal 4 are not approved at the Meeting by stockholders, it will be necessary for stockholders to elect 18 directors at the Meeting. If this occurs, the Board has nominated each of the current directors of the Company to serve as directors for the ensuing year, and each of the following persons has agreed to serve as a director if elected.

    NAME, AGE, POSITION
 AND COMMITTEE MEMBERSHIPS         TERM OF OFFICE AND BUSINESS EXPERIENCE
 -------------------------         --------------------------------------
THOMAS J. BARRACK, JR., age   Director since August 1994. Chief Executive
 49                           Officer of Colony Capital, Inc. and Colony
 (Human Resources Committee)  Advisors, Inc. (real estate investments) since
                              1991; Officer of Keystone, Inc. (a private
                              investment firm) (1987-1991); Director of: The
                              Santa Ana Companies; Virgin/MGM Cinemas (U.K.);
                              Sonnenblick Goldman Company; Hilton Waikoloa
                              Village Corporation.
GORDON M. BETHUNE, age 54     Director since August 1994. President and Chief
 President, Chief Executive   Executive Officer since November 1994. President
 Officer and Director         and Chief Operating Officer (February 1994-
 (Executive Committee,        November 1994); various positions with The
 Finance and Strategy         Boeing Company commencing in 1988, including
 Committee)                   Vice President and General Manager of the
                              Commercial Airplane Group Renton Division, Vice
                              President and General Manager of the Customer
                              Services Division, and Vice President of Airline
                              Logistics Support.
DAVID BONDERMAN, age 53       Director since April 1993 and Chairman of the
 Chairman of the Board of     Board since May 1993. Managing Director of Air
 Directors (Executive         Partners, L.P. since November 1992; Principal of
 Committee, Finance and       Texas Pacific Group (a private investment firm)
 Strategy Committee)          since September 1992; Chief Operating Officer of
                              Keystone, Inc. (a private investment firm)
                              (1983-August 1992); Director of: Bell & Howell
                              Holdings Company; National Re Corporation;
                              National Education Corporation; Carr Realty
                              Company; American Savings Bank, F.A.
GREGORY D. BRENNEMAN, age 34  Director since June 1995. Chief Operating
 Chief Operating Officer and  Officer since May 1995. Consultant to the
 Director (Finance and        Company (February-April 1995); Various
 Strategy Committee)          positions, including Vice President, with Bain &
                              Company, Inc. (consulting firm) for more than
                              five years.
JOEL H. COWAN, age 59         Director since April 1993. President of Cowan &
 (Audit Committee)            Associates (real estate holding company) since
                              1976; Chairman, The Habersham Group
                              (international trade & investment) since 1984;
                              Director, Interstate General Company, L.P.
PATRICK FOLEY, age 64         Director since April 1993. Chairman of the
 (Finance and Strategy        Board, President and Chief Executive Officer of
 Committee, Human Resources   DHL Airways, Inc. since 1988; Director of:
 Committee)                   Foundation Health Corporation; Glenborough
                              Realty Trust, Inc.

    NAME, AGE, POSITION
 AND COMMITTEE MEMBERSHIPS         TERM OF OFFICE AND BUSINESS EXPERIENCE
 -------------------------         --------------------------------------
ROWLAND C. FRAZEE, C.C., age  Director since April 1993. Various positions
 75                           with The Royal Bank of Canada since 1939,
 (Audit Committee)(1)         retiring as Chairman and Chief Executive
                              Officer; Director and Chairman of Ganong Bros.
                              Limited; Director of: International Minerals and
                              Chemical Corporation of Canada, Limited;
                              Newfoundland Capital Corporation Limited.
HOLLIS L. HARRIS, age 64      Director since April 1993. Chairman of the Board
 (Executive Committee,        of Air Canada since January 1993; Chairman of
 Finance and Strategy         the Board, President and Chief Executive Officer
 Committee)                   of Air Canada (January 1993-May 1996); Vice
                              Chairman, President and Chief Executive Officer
                              (February 1992-January 1993) of Air Canada;
                              Chairman of the Board, President and Chief
                              Executive Officer of Continental and President
                              and Chief Executive Officer of Holdings
                              (September 1990-August 1991); prior to that, 36
                              years with Delta with final position being
                              Director, President and Chief Operating Officer;
                              Director, American Business Products Inc.
DEAN C. KEHLER, age 39        Director since June 1995. Managing Director of
 (Audit Committee)            CIBC Wood Gundy Securities Corp. since August
                              1995; Managing Director and a founding partner
                              of The Argosy Group L.P. (investment banking)
                              (1990-August 1995); Trustee of the Care
                              Foundation.
ROBERT L. LUMPKINS, age 52    Director since April 1993. Vice Chairman of the
 (Audit Committee)            Board (since 1985), Director (since 1991) and
                              Chief Financial Officer (since 1989) of Cargill,
                              Inc.
DOUGLAS McCORKINDALE, age 56  Director since April 1993. Vice Chairman and
 (Audit Committee)            Chief Financial and Administrative Officer of
                              Gannett Co., Inc. (a nationwide diversified
                              communications company) since 1984; Director of
                              seven funds which are part of the Prudential
                              Group of Mutual Funds; Director, Frontier
                              Corporation.
DAVID E. MITCHELL, O.C., age  Director since April 1993. President and Chief
 69                           Executive Officer (1975-1993) and Chairman (1994
 (Human Resources             to present) of Alberta Energy Company, Ltd.;
 Committee)(1)                Chairman of the Board: Chieftain International,
                              Inc.; Chieftain International Funding Corp.;
                              Director of: Air Canada; The Bank of Nova
                              Scotia; Hudson's Bay Company; Lafarge
                              Corporation; Founder and President, the Ernest
                              C. Manning Awards Foundation.
RICHARD W. POGUE, age 68      Director since April 1993. Senior Advisor of Dix
 (Audit Committee, Human      & Eaton (a public relations firm) since July
 Resources Committee)         1994; Senior Partner (January 1993-June 1994)
                              and Managing Partner (1984-1992) of Jones, Day,
                              Reavis & Pogue (law firm); Director of: Derlan
                              Industries, Ltd.; M.A. Hanna Co.; KeyCorp; OHM
                              Corporation; Redland PLC; Rotek Incorporated;
                              TRW Inc.

     NAME, AGE, POSITION
  AND COMMITTEE MEMBERSHIPS         TERM OF OFFICE AND BUSINESS EXPERIENCE
  -------------------------         --------------------------------------
WILLIAM S. PRICE III, age 40   Director since April 1993. Managing Director of
 (Finance and Strategy         Air Partners, L.P. since November 1992;
 Committee, Human Resources    Principal of Texas Pacific Group (a private
 Committee)                    investment firm) since November 1992; Vice
                               President--Strategic Planning and Business
                               Development of GE Capital Corporation (1991-
                               1992); Vice President of Bain & Company, Inc.
                               (consulting firm) (1985-1991); Chairman of the
                               Board of Directors of Favorite Brands, Inc.;
                               Beringer Wine Estates; Director of: Preferred
                               Provider Organization of Michigan; VIVRA Heart
                               Services; Banco Allianza; Denbury Resources,
                               Inc.
DONALD L. STURM, age 64        Director since April 1993. Chairman of the Board
 (Finance and Strategy         and Chief Executive Officer of: Community First
 Committee, Human Resources    Bankshares, Inc. (which owns four banks in
 Committee)                    Colorado) since 1993; Community First Bancorp,
                               Inc. (which owns four banks in Wyoming) since
                               1993; Sturm Investment, Inc. (which owns one
                               bank in Illinois) since 1984; Premier Bank since
                               1994; Continental Can Company, Inc., and various
                               subsidiaries and affiliated corporations (1984-
                               1991); Various positions culminating in Vice
                               Chairman of Peter Kiewit Sons, Inc. (1963-1991);
                               Limited Partner of Air Partners, L.P.
CLAUDE I. TAYLOR, O.C., age    Director since April 1993. Chairman Emeritus of
 70                            Air Canada since January 1993; Chairman of the
 (Audit Committee, Finance     Board of Air Canada (February 1992-December
 and Strategy Committee)(1)    1993); Chairman of the Board, President and
                               Chief Executive Officer of Air Canada (1990-
                               1992); Chairman of the Board (1984-1990),
                               President and Chief Executive Officer (1976-
                               1984) of Air Canada; Chairman of the Board of
                               Medina Inc.; Vice Chairman of the Board of
                               Governors of Concordia University; Vice Chairman
                               of the Board of Directors of Friday's Child
                               International; Director of: Air Canada; CGI
                               Group Inc.; Blenheim Aviation Limited; Montreal
                               Neurological Hospital; National Quality
                               Institute of Canada; Canadian Aviation Hall of
                               Fame.
KAREN HASTIE WILLIAMS, age 51  Director since April 1993. Partner of Crowell &
 (Human Resources Committee)   Moring (law firm), Washington, D.C. since
                               December 1982; Director of: Federal National
                               Mortgage Association; Crestar Financial
                               Corporation; Washington Gas Light Company;
                               SunAmerica, Inc.
CHARLES A. YAMARONE, age 37    Director since January 1995. Executive Vice
 (Finance and Strategy         President and Research Director of Libra
 Committee)                    Investments, Inc. since July 1994; Senior Vice
                               President and General Counsel of Libra
                               Investments, Inc. (October 1991-June 1994);
                               Senior Vice President--Legal and Secretary of
                               Columbia Savings (January 1990-October 1991);
                               Director, El Paso Electric Company.

- --------
(1) Citizen of Canada

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ALTERNATE NOMINEES NAMED ABOVE (WHICH WILL BE EFFECTIVE ONLY IF THE AMENDMENTS TO THE CHARTER DESCRIBED IN PROPOSAL 4 ARE NOT APPROVED), WHICH IS DESIGNATED AS PROPOSAL NO. 1.A ON THE ENCLOSED PROXY.

                                  PROPOSAL 2:
                      APPROVAL OF THE SECOND AMENDMENT TO
                         THE 1994 INCENTIVE EQUITY PLAN

  Subject to the approval of stockholders, the Board of Directors, on the recommendation of the Human Resources Committee, has amended the Company's 1994 Incentive Equity Plan, as amended (the "Plan"). The proposed amendment (the "Second Amendment") increases the number of shares of Class B common stock covered by the Plan by 1,500,000 shares (from 3,000,000 shares to 4,500,000 shares) and amends the provisions of the Plan relating to a "Change in Control."

  The purpose of increasing the number of shares of Class B common stock covered by the Plan is to permit the granting of stock options in the future, and to accommodate recent option grants, including the additional option grants made in connection with the matters discussed under "Recent Developments." At April 30, 1996, grants of stock options with respect to a total of 3,764,475 shares of Class B common stock had been made under the Plan (net of forfeitures), of which an aggregate of 1,136,600 had been made subject to stockholder approval of the Second Amendment, and the Company had granted 272,500 shares of restricted stock (net of forfeitures).

  As currently defined in the Plan, a "Change in Control" includes (a) any completion of a tender or exchange offer pursuant to which more than 50% of the Company's common stock is acquired, (b) any merger or consolidation of the Company pursuant to a transaction in which the Company is not the "Controlling Corporation" (as defined), or a sale of all or substantially all of its assets,
(c) any person (other than Air Partners and Air Canada) owns securities entitling such person to elect a majority of the Board of Directors, and (d) either Air Partners or Air Canada ceases to own securities entitling such person to elect at least one-sixth of the members of the Board (provided, however, that this clause (d) would not apply in the case of any sale by Air Canada of shares of Company stock to another foreign air carrier).

  Upon a Change in Control, the Plan and the participants' stock option and restricted stock agreements provide that all such participants' stock options shall immediately become exercisable in full, whether or not otherwise exercisable, for a period of 30 calendar days following the Change in Control and all restrictions on the transfer of shares acquired thereunder will terminate, and all restrictions applicable to restricted stock will be deemed to have been satisfied.

  In connection with the transactions described under "Recent Developments," it might have been argued that such transactions constituted a Change in Control under the Plan, by virtue of Air Canada's reduction in ownership of voting securities of the Company. The occurrence of a Change in Control under the Plan could have had a number of adverse effects on the Company, including permitting premature exercisability of options and vesting of restricted stock, accelerated payments under the Company's bonus program for senior management, and the entitlement of senior management to certain payments and other benefits under their employment agreements.

  The Company sought and obtained waivers and amendments from Plan participants representing the vast majority of options and restricted stock outstanding under the Plan, pursuant to which such participants agreed to substitute the revised Change in Control provisions described below for the provisions currently contained in the Plan in their option, restricted stock and employment agreements, and waived any rights that they may have had to claim that a Change in Control had occurred. In connection therewith, such participants were granted options with respect to an additional 10% of such participants' original option grants (subject to approval by the stockholders of the Second Amendment), certain payments and enhancements to flight benefits were made to certain participants, and the term of certain employment agreements was extended by one year. See "Certain Transactions."

  Under the revised provision contained in the Second Amendment, a Change in Control generally would occur if:

    (a) any Person (as defined) is or becomes the "beneficial owner," directly or indirectly, of securities of the Company representing the greater of (x) 25% of the combined voting power of the Company's outstanding securities and (y) the proportion of the combined voting power of the Company's outstanding securities represented by securities of the Company beneficially owned, directly or indirectly, by Air Partners and certain of its affiliates (excluding any securities beneficially owned by Air Partners and such affiliates that are deemed to be beneficially owned by such acquiring person), other than beneficial ownership by (i) the Company or any subsidiary of the Company, (ii) any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such employee benefit plan (unless such plan or Person is a party to or is utilized in connection with a transaction led by Persons other than Excluded Persons (as defined below) or senior management of the Company), (iii) Air Partners or any Person (other than any air carrier that is not the Company and that is affiliated with Air Partners, or a holding company or subsidiary of any such air carrier) affiliated with Air Partners, or (iv) Air Canada or any Person affiliated with Air Canada (the Persons referred to in clauses (i) through (iv), collectively, the "Excluded Persons"); or

    (b) individuals who constituted the Board as of April 19, 1996 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to April 19, 1996 whose appointment to fill a vacancy or new Board position or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, or who was nominated for election by Excluded Persons, shall be considered as though such individual were a member of the Incumbent Board; or

    (c) the Company merges with or consolidates into or engages in a reorganization or similar transaction with another entity pursuant to a transaction in which the Company is not the "Controlling Corporation"; or

    (d) the Company sells or otherwise disposes of all or substantially all of its assets, other than to Excluded Persons.

  In general, the Company will be considered the "Controlling Corporation" in any merger, consolidation, reorganization or similar transaction unless either the stockholders of the Company immediately prior to the consummation of the transaction would not immediately thereafter own securities of the resulting entity entitled to elect a majority of the members of the board or other governing body thereof, or those persons who were directors of the Company immediately prior to the consummation of the proposed transaction would not, immediately thereafter, constitute a majority of the directors of the resulting entity. In addition, the Second Amendment contains certain exceptions to the definition of Excluded Persons.

  Upon the occurrence of a Change in Control, all stock options will immediately become exercisable in full (whether or not then exercisable) for a period of 30 days following such Change in Control, all restrictions on transfer of shares acquired pursuant thereto will terminate (except as required by law), and all restrictions applicable to participants' restricted stock shall be deemed to have been satisfied in full and such restricted stock will vest in full.

  The Second Amendment also contains a provision for payments to be made to participants for certain excise taxes in identical form to the provision contained in the current Plan.

  The Plan may be amended by the Board in the future, but may not be so amended without further approval by the stockholders of the Company if such amendment would result in the Plan no longer satisfying the requirements of Rule 16b-3 under the Exchange Act.

  The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on the date hereof. This summary is not exhaustive and does not describe state or local tax consequences.

  In general, (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and
(iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

  No income generally will be recognized by an optionee under the grant or exercise of an incentive stock option and, upon exercise, the difference between the fair market value and the exercise price may be subject to the alternative minimum tax. If shares of common stock are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the share is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.

  If shares of common stock acquired upon the exercise of incentive stock options are disposed of prior to the expiration of either holding period described in the foregoing paragraph, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as a short-term or long-term capital gain (or loss) depending on the holding period.

  A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock reduced by any amount paid by the recipient at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a
Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

  In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer of director to such suit, but no longer than six months.

  To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code, (ii) any applicable withholding obligations are satisfied, and (iii) the one million dollar limitation of Section 162(m) of the Code is not exceeded. No deduction will be available to the Company or any subsidiary for any amounts paid under the Plan with respect to (i) any excise taxes due under Section 4999 of the Code with respect to amounts that are vested and/or payable due to a Change in Control and (ii) any taxes due on the payment of such excise taxes described in clause (i).

  The text of the Second Amendment to the 1994 Incentive Equity Plan, as amended, is attached as Appendix A to this proxy statement. Stockholders are being asked to vote upon approval of the Second Amendment as contemplated therein. The Second Amendment will be adopted upon a majority of the votes duly represented at the Meeting and entitled to vote being cast in favor thereof.

  At April 30, 1996, there were stock options with respect to an aggregate of 3,515,350 shares of Class B common stock outstanding under the Plan (of which options with respect to 1,136,600 shares are subject to stockholder approval of the Second Amendment), and 89,000 shares of unvested restricted stock were outstanding under the Plan. The exercise prices of options outstanding under the Plan range from $7.75 to $59.375. Approximately 400 employees (substantially all of the Company's manager level employees) are eligible to participate in the Plan. See the "New Plan Benefits" table following Proposal 3 for an indication of the level of certain options anticipated to be awarded under the Plan, as amended.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE SECOND AMENDMENT TO THE 1994 INCENTIVE EQUITY PLAN, AS AMENDED, AS DESCRIBED ABOVE AND AS SET FORTH IN APPENDIX A, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

                                  PROPOSAL 3:
                                APPROVAL OF THE
                            EXECUTIVE BONUS PROGRAM

  As discussed in the Executive Compensation Report of the Human Resources Committee (the "Committee") above, the Human Resources Committee adopted the Executive Bonus Program (the "Program") to attract and retain key officers of the Company and its subsidiaries and to compensate such officers based on performance goals consisting of achievement of cumulative quarterly net income targets of the Company and its consolidated subsidiaries contained in the annual financial plan of the Company approved by the Board of Directors of the Company prior to and for the applicable fiscal year of the Company (the "Budget").

  Each of the executive officers of the Company, including the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the General Counsel of the Company, each Senior Vice President of the Company, and the Vice President--Marketing and Sales of the Company, automatically participates in the Program with respect to each fiscal year, and the Chief Executive Officer may recommend to the Committee that it designate other specified officers to participate in a particular fiscal year. It is anticipated that approximately 23 officers will participate in the Program. The Chief Executive Officer has the power to terminate any Participant's participation in the Program upon written notice to such Participant of such termination, subject to ratification of such action by the Committee.

  Commencing with the fiscal quarter during which the Program is approved by stockholders of the Company as required under Section 162(m) of the Code, participants in the Program will be eligible to receive on a fiscal quarterly basis a cash bonus (a "Quarterly Bonus") equal to (i) the dollar amount calculated by multiplying such Participant's Cumulative Base Salary (as defined) with respect to such quarter by (x) (in the case of a positive variance (which includes a zero variance)), 100% plus the positive variance, if any, expressed as a percentage (but not more than 25%), between the Cumulative Actual Net Income (as defined) with respect to such quarter, and the Cumulative Target Net Income (as defined) with respect to such quarter, or (y) (in the case of a negative variance), 100% less the absolute value of the negative variance, expressed as a percentage, between the Cumulative Actual Net Income (as defined) with respect to such quarter, and the Cumulative Target Net Income (as defined) with respect to such quarter (provided, that if such negative variance is greater than negative 25% (e.g., negative 30%), then such negative variance shall be deemed negative 100%), less (ii) the amount of the Quarterly Bonuses (up to the amount calculated pursuant to clause (i)) received by such Participant with respect to prior quarters in such fiscal year. With respect to the Company's 1996 fiscal year only, quarterly bonuses paid under the Company's terminated 1996 executive bonus program to persons who are Participants under the Program with respect to fiscal quarters in 1996 ending prior to the quarter during which stockholder approval of the Program is obtained shall be deducted for purposes of clause (ii) of the foregoing sentence.

  As used in the Program, the term "Cumulative Base Salary" with respect to a quarter shall mean the aggregate of the Participant's base salary earned, while a Participant under the Program, during the period commencing on the first day of the fiscal year in which such quarter occurs and ending on the last day of such quarter; the term "Cumulative Actual Net Income" with respect to a quarter shall mean the aggregate consolidated net income of the Company and its consolidated subsidiaries, as shown on the regularly prepared statement of operations of the Company prepared in accordance with generally accepted accounting principles, for the period commencing on the first day of the fiscal year in which such quarter occurs and ending on the last day of such quarter; and the term "Cumulative Target Net Income"with respect to a quarter shall mean the aggregate consolidated net income of the Company and its consolidated subsidiaries, as set forth in the Budget, for the period commencing on the first day of the fiscal year in which such quarter occurs and ending on the last day of such quarter. Notwithstanding any other provision of the Program, the maximum amount of aggregate Quarterly Bonuses which any Participant may receive during any fiscal year under the Program shall be $1,000,000.

  The Program will be administered by the Committee, which at all times will consist of not less than two persons, each of whom is an "outside director" within the meaning of Section 162(m) of the Code. The Committee will certify, prior to the payment of any Quarterly Bonus with respect to a quarter, whether the performance goals have been met and whether any other material terms relating to the payment of such Quarterly Bonuses have been satisfied, to the extent required by Section 162(m) of the Code.

  If a Change in Control occurs (as such term is defined in the Second Amendment to the Company's 1994 Incentive Equity Plan, as amended) and thereafter (or in connection therewith or in contemplation thereof) during the year in which such Change in Control occurs (a "Change Year"), a Participant suffers a Qualifying Event (as defined), then such Participant shall, upon the occurrence of the Qualifying Event, receive an amount in cash from the Company equal to (x) the aggregate Quarterly Bonuses such Participant would have received under the Program had the variance of the Cumulative Actual Net Income with respect to each quarter during the Change Year exceeded the Cumulative Target Net Income with respect to each quarter during the Change Year by more than 25%, less (y) the aggregate of the Quarterly Bonuses paid to such Participant pursuant to the Program during the Change Year through the date immediately prior to the occurrence of the Qualifying Event (with respect to the Company's 1996 fiscal year only, quarterly bonuses paid under the Company's terminated 1996 executive bonus program to persons who are Participants under the Program with respect to fiscal quarters in 1996 ending prior to the quarter during which stockholder approval of the Program is obtained shall be deducted for purposes of clause (y) of the foregoing sentence), and such Participant shall not be entitled to any additional Quarterly Bonuses with respect to such Change Year. As used in the Program, the term "Qualifying Event" with respect to a Participant means (i) the termination of such Participant's participation in the Program, (ii) the assignment to such Participant of duties materially inconsistent with the duties associated with his position as such duties are constituted as of the first day of the Change Year, (iii) a material diminution in the nature or scope of such Participant's authority, responsibilities, or title from those applicable to him as of the first day of the Change Year, (iv) the occurrence of material acts or conduct on the part of the Company or its officers or representatives which prevent such Participant from performing his duties and responsibilities as they existed on the first day of the Change Year, (v) the Company requiring such Participant to be permanently based anywhere outside a major urban center in the state in which he was based as of the first day of the Change Year, or (vi) the taking of any action by the Company that would materially adversely affect the corporate amenities enjoyed by such Participant on the first day of the Change Year, except in each case if such Participant's employment is terminated (a) upon such Participant's death, (b) upon such Participant's becoming incapacitated, (c) for cause, (d) upon the voluntary resignation from employment of such Participant, or (e) for such Participant's material breach of any provision of any contract of employment between such Participant and the Company or any of its subsidiaries.

  The Program may be amended from time to time or terminated by the Committee; provided that the Program may not be amended by the Committee without the further approval of the stockholders of the Company if such amendment would result in the Program no longer satisfying the requirements of Section 162(m) of the Code, and the Program may not be amended or terminated in contemplation of or in connection with a Change in Control, nor may any Participant's participation therein be terminated in contemplation of or in connection with a Change in Control, unless adequate and effective provision for the making of all payments otherwise payable with respect to such Change in Control shall be made in connection with any such amendment or termination. Participation in the Program by a Participant shall terminate upon such Participant's termination of employment with the Company and its subsidiaries or as otherwise set forth in the Program. The Program is unfunded and will not create a trust or separate fund, and each Participant shall be entitled only to look to the Company for any benefit thereunder, and shall have no greater right than an unsecured creditor of the Company.

  The Company shall have the right to withhold from any payment under the Program all applicable federal, state, local and other taxes as required by law.

  The Program was adopted by the Board on April 19, 1996, to be effective as of the date of stockholder approval of the Program. The Company's 1996 executive bonus program, as currently in effect, will terminate upon the date of such stockholder approval.

  During 1995, the named executive officers received the following amounts as bonuses under the predecessor to the Program: Mr. Bethune, $550,000, Mr. Brenneman, $354,039, Mr. Kellner, $262,500, Mr. McLean, $300,000 and Mr.
Simon, $300,000.

  Section 162(m) of the Code denies publicly held companies a tax deduction for annual compensation in excess of one million dollars paid to their chief executive officer or any of the four other most highly compensated executive officers who are employed on the last day of a given year, unless their compensation is based on performance criteria that are established by a committee of outside directors and approved, as to their material terms, by such company's stockholders. The Program has been designed to meet the requirements of Section 162(m), and stockholders of the Company are being requested to approve the Program in order to permit the Company to deduct, for federal income tax purposes, all of the compensation payable under the Program to the Named Executives. If the Program is not approved, the Committee intends to review and reconsider the Program in light of such vote and the principles described in the Executive Compensation Report of the Human Resources Committee.

  The Program will be approved upon a majority of the votes duly represented at the Meeting being cast in favor thereof.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROGRAM, AS DESCRIBED ABOVE AND AS SET FORTH IN APPENDIX B, WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY.

  The following table reflects the annual benefits anticipated to be awarded under the Incentive Equity Plan, as amended, and that may be awarded under the Executive Bonus Program. As of April 30, 1996, the Market Value per Share (as defined in the Incentive Equity Plan) of the Class B common stock was $57.00.

                               NEW PLAN BENEFITS

                             INCENTIVE EQUITY
                                   PLAN             EXECUTIVE BONUS PROGRAM
                           -------------------- --------------------------------
                             STOCK     STOCK
                            OPTIONS   OPTIONS
                            GRANTED   GRANTED     75% OF               125% OF
    NAME AND POSITION      2/1/96(1) 4/19/96(2)   TARGET     TARGET     TARGET
    -----------------      --------- ---------- ---------- ---------- ----------
Gordon M. Bethune.........   75,000    35,000   $  450,000 $  600,000 $  750,000
 President and Chief
 Executive Officer
Gregory D. Brenneman......   45,000    32,000   $  393,750 $  525,000 $  656,250
 Chief Operating Officer
Lawrence W. Kellner.......   25,000    10,000   $  300,000 $  400,000 $  500,000
 Senior Vice President and
 Chief Financial Officer
C.D. McLean...............   25,000    10,000   $  225,000 $  300,000 $  375,000
 Senior Vice President--
 Operations
Barry P. Simon............   25,000    10,000   $  225,000 $  300,000 $  375,000
 Senior Vice President--
 Europe
George G.C. Parker(3).....      -0-       -0-          -0-        -0-        -0-
 Nominee for Director
All current executive
 officers as a group......  269,000   154,400   $2,325,000 $3,100,000 $3,875,000
All current directors
 (other than executive
 officers) as a group(3)..      -0-       -0-          -0-        -0-        -0-
All employees (other than
 executive officers)
 as a group...............  510,000   178,200   $2,100,000 $2,800,000 $3,500,000

- --------
(1) Options to purchase Class B common stock, which vest in 33 1/3% increments on February 1, 1997, 1998 and 1999, expire on February 1, 2001 and bear exercise prices of $46.00 per share.
(2) These options were granted, subject to certain conditions, in connection with the matters described under "Recent Developments" and "Certain Transactions," and are not indicative of future annual grants. Options to purchase Class B common stock, which vest in 33 1/3% increments on April 19, 1997, 1998 and 1999, expire on April 19, 2001 and bear exercise prices of $59.375 per share.
(3) Non-employee directors receive annual grants of options to purchase 1,500 shares of Class B common stock. See "General Information--Compensation of Directors."

                                  PROPOSAL 4:
                APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
                     RESTATED CERTIFICATE OF INCORPORATION

  The Company's Charter currently reflects a capital and voting structure that was designed to accommodate the dual ownership of substantial blocks of the Company's voting securities by Air Canada and Air Partners and to protect their respective interests in the Company by, among other things, specifying matters as to which a supermajority vote of the Board or of the stockholders is required to take action. In connection with the transactions described under "Recent Developments" above, the Board of Directors has approved and adopted an amendment and restatement (the "amendment") of the Charter that curtails or eliminates the application of a number of these provisions and deletes other provisions deemed extraneous by the Board of Directors. The full text of the proposed Charter amendment is set forth as Appendix C to this proxy statement.

  The following discussion summarizes proposed amendments to the Charter adopted by the Board on April 19, 1996 and submitted to stockholders of the Company for their approval and adoption at the Meeting:

1. INCREASE THE TOTAL NUMBER OF SHARES OF CLASS B COMMON STOCK AUTHORIZED FOR ISSUANCE

  Article Fourth of Continental's Charter authorizes the issuance of 260 million shares of capital stock, par value $.01 per share, comprised of 10 million shares of preferred stock, 50 million shares of Class A common stock, 100 million shares of Class B common stock, 50 million shares of Class C common stock, and 50 million shares of Class D common stock. Pursuant to Delaware law and under the provisions of the Charter, the Board of Directors is authorized to issue shares of capital stock up to the number of shares authorized at such times, in such amounts, to such persons and for such consideration as it may determine.

  The Board of Directors has approved and recommended adoption by the stockholders of an amendment to the Charter to increase the total number of shares of capital stock authorized for issuance to 310 million, comprised of 10 million shares of preferred stock, 50 million shares of Class A common stock, 200 million shares of Class B common stock, and 50 million shares of Class D common stock. The purpose of the increase in the authorized number of shares is to permit the Board of Directors to issue additional shares of capital stock for corporate purposes without further stockholder approval, unless required by applicable law or regulation. Although Continental does not have any present understandings, agreements or specific plans concerning the issuance of the additional authorized capital stock, the Board of Directors believes the proposed amendment to be in the best interest of the Company in that it will provide flexibility in future planning. If the Charter is amended, the additional shares will be available for issuance from time to time for use in obtaining funds for present and future operations, for use in connection with possible acquisitions of businesses or properties, for use in possible stock dividends and stock splits, or for any other proper corporate purpose.

  The Board of Directors does not intend to issue any capital stock to be authorized under the amendment except upon terms that the Board of Directors deems to be in the best interest of the Company and its stockholders. The issuance of additional capital stock may, among other things, have a dilutive effect on earnings per share and on the equity of the present holders of capital stock and their voting rights. Holders of the capital stock of the Company have no preemptive rights, other than anti-dilution rights held by Air Partners.

  The existence of additional authorized shares could have the effect of rendering more difficult or discouraging hostile takeover attempts. Although the Board of Directors has no present intention of doing so, the authorized and unissued shares of capital stock could be issued (within the limits imposed by applicable law and the rules of any stock exchange upon which the shares may be listed), by private placement or otherwise, without the need for any action by stockholders, in one or more transactions which could make more difficult, discourage or thwart attempts by third parties to gain control of the Company if the Board of Directors did not approve of such attempted takeover. The Company is not aware of any existing effort on the part of any party to accumulate material amounts of voting stock, or to acquire the Company by means of a merger, tender offer, solicitation of proxies in opposition to management or otherwise, or to change the Company's management, nor is the Company aware of any person having made any offer to acquire the voting stock or assets of the Company.

2. ELIMINATE THE CLASS C COMMON STOCK

  The Charter currently authorizes the issuance of Class C common stock and Class D common stock as a mechanism to provide, under certain circumstances, a specified level of Board representation for each of Air Canada and Air Partners, respectively. No shares of Class C common stock or Class D common stock are currently outstanding, and they may only be issued in limited circumstances upon conversion of all of the Class A common stock held by Air Canada and Air Partners, respectively. In the event Air Canada and Air Partners hold shares of Class A common stock and Class B common stock representing 50% or less of the combined voting power of all classes of common stock, or if the Original Stockholders' Agreement, as amended, is no longer in effect, each of Air Canada and Air Partners has the option, which may be exercised only once, to convert all (but not less than all) shares of Class A common stock held by it into an equal number of shares of Class C common stock, in the case of Air Canada, or Class D common stock, in the case of Air Partners. Such right of conversion is further conditioned upon Air Canada or Air Partners, as the case may be, holding common stock having at least 20% of the total voting power of all classes of common stock.

  After such conversion, holders of Class C common stock and Class D common stock are each entitled to elect six directors, voting as a separate class. When shares of Class C common stock are outstanding, Air Canada has no right to vote any of its shares of Class B common stock for the election of directors; and if Air Canada becomes the beneficial owner of additional shares of Class A common stock during such time, such shares will automatically be converted into an equal number of shares of Class C common stock. Likewise, when shares of Class D common stock are outstanding, Air Partners may not vote any of its shares of Class B common stock for the election of directors; and if Air Partners becomes the beneficial owner of any additional shares of Class A common stock during such time, such shares will automatically be converted into Class D common stock. Each share of Class C common stock and Class D common stock has ten votes and, as to matters other than the election of directors, votes together with all other classes of common stock as a single class. In the event the voting power of all common stock held by Air Canada or Air Partners represents less than 20% of the voting power of all classes of common stock, all Class C common stock or Class D common stock held by such person will automatically convert into an equal number of Class A common stock. Shares of Class C common stock and Class D common stock also convert automatically into an equal number of shares of Class A common stock upon the transfer of record or beneficial ownership of such Class C common stock or Class D common stock to any person other than certain related parties of the original holder. Each of Air Canada and Air Partners may also at any time voluntarily convert all (but not less than all) shares of Class C common stock or Class D common stock held by it into an equal number of shares of Class A common stock. All shares of Class C common stock or Class D common stock surrendered by such person for conversion into Class A common stock will be canceled and may not be reissued.

  The Charter amendment would eliminate the Class C common stock and all provisions relating thereto, as a result of Air Canada's conversion of all its Class A common stock into Class B common stock, and its irrevocable waiver of its right to exchange certain of its Class B common stock for Class A common stock, in connection with the transactions described under "Recent Developments." In connection therewith, the Charter provisions dealing with the rights of Air Partners (or any 100% subsidiary thereof), as a prospective holder of Class D common stock, are proposed to be amended to provide that the holders of Class D common stock will be entitled to elect one-third of the number of directors determined by the Board from time to time to constitute the entire Board, rounded to the nearest whole number.

3. PERMIT SHARES OF CLASS A COMMON STOCK TO BE CONVERTED INTO SHARES OF CLASS B COMMON STOCK

  Continental's Charter currently permits Air Canada to convert, at any time and from time to time, any or all shares of Class A common stock beneficially owned by it into shares of Class B common stock. Upon any such conversion the shares of Class A common stock so converted are to be canceled by the Company. Holders of Class A common stock are entitled to ten votes per share and holders of Class B common stock are entitled to one vote per share. As of April 30, 1996, 6,301,056 shares of Class A common stock and 21,492,124 shares of Class B common stock were outstanding and the closing prices of such stock on the New York Stock Exchange on such date were $54.75 and $57.00, respectively.

  The limitation in the current Charter permitting only Air Canada to so convert its Class A common stock was designed to ensure compliance with applicable foreign ownership restrictions by giving Air Canada a method for reducing its voting power, if necessary, while preventing conversions by other stockholders that would have the effect of increasing Air Canada's voting control without any action by Air Canada itself. In light of Air Canada's reduced stake in the Company, the Board of Directors has determined that this restriction is no longer necessary. In addition, in recent periods, the market price for the Class A common stock has generally been below the price of the Class B common stock, which the Company believes is attributable in part to the reduced liquidity present in the trading market for Class A common stock. A number of holders of Class A common stock have requested that the Charter be amended to give all stockholders the right to convert Class A common stock into Class B common stock.

  The proposed Charter amendment would permit the conversion of shares of Class A common stock into an equal number of shares of Class B common stock by any holder of Class A common stock, at any time and from time to time after January 1, 1997. Because the Class A common stock has ten votes per share and the Class B common stock has one vote per share, any such conversions would effectively increase the relative voting power of those Class A stockholders who did not so convert. See "Voting Rights and Principal Stockholders."

4. DELETE THE REQUIREMENT THAT THE BOARD OF DIRECTORS BE COMPRISED OF 18
MEMBERS

  The Charter currently provides that the Board of Directors must consist of eighteen directors to be elected by holders of common stock, exclusive of any directors who may be elected by holders of preferred stock. Pursuant to the Original Stockholders' Agreement, Air Canada and Air Partners agreed to vote their shares to elect six directors designated by Air Partners, six directors designated by Air Canada, and six additional directors satisfactory to Air Partners. Pursuant to the Charter, (i) the six additional directors must be independent of Air Partners and Air Canada (the "Independent Directors") and, until the first annual meeting of stockholders after April 27, 1996, must include three directors designated by the committee representing pre-petition creditors (the "Creditors Committee"), and (ii) at each annual meeting, the Board must nominate the Chief Executive Officer for election as a director.

  The Board of Directors proposes to amend the Charter to permit the number of members of the Board to be determined by the Board from time to time (and initially to consist of 12 directors), subject to the rights of holders of preferred stock to elect additional directors as set forth in any preferred stock designation. In connection therewith, and with the expiry of the right of the Creditors Committee to designate members of the Board, the deletion of supermajority voting provisions currently contained in the Charter (as described below), and the reduction by Air Canada of its stake in the Company, all references to Creditors Committee designees, Air Canada designees and Independent Directors have been eliminated in the proposed Charter amendment.

5. DELETE SUPERMAJORITY VOTING REQUIREMENTS

  The Charter currently requires the affirmative vote of shares having at least two-thirds of the total voting power of all issued and outstanding shares of common stock, voting together as a single class, to amend the provisions of the Charter that govern the number of authorized shares and the relative rights of classes of capital stock, election and voting of directors, and rights of Air Partners and Air Canada to purchase additional shares of Class B common stock.

  The Charter also provides that, unless prohibited by law, the affirmative vote of at least 70% (75% if more than one director is elected by holders of preferred stock or in certain other instances) of directors (a "Supermajority Vote") is required to approve certain extraordinary transactions, including
(i) authorization, issuance or disposition of Class A common stock or rights to acquire Class A common stock, (ii) liquidation or dissolution of the Company, (iii) any fundamental change in the lines of business of the Company,
(iv) appointment of a receiver for the Company or commencement of bankruptcy proceedings or (v) any amendment to the Company's 1993 plan of reorganization. In addition, a Supermajority Vote of directors is required to approve the following transactions, if such Supermajority Vote requirements are first presented to and approved by the United States Department of Transportation as complying with the Foreign Ownership Restrictions: (a) approval of capital expenditures in any fiscal year that exceed by more then $50 million the amount of capital expenditures set forth in the Company's capital budget; (b) approval to incur indebtedness for money borrowed in any fiscal year that exceeds by more than $50 million the maximum principal amount of indebtedness projected in the Company's financial plan for such year; (c) certain acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and (d) the taking of certain actions with respect to material contracts (including, among others, contracts providing for the merger or consolidation of the Corporation, contracts with periods in excess of four years or contemplating expenditures in excess of $50 million in any year and $150 million in the aggregate), and any compensatory plan in which any director or executive officer of the Company participates.

  The Charter further requires approval by two-thirds of the directors in office (assuming no vacancies) to approve contracts (or any amendments thereof) between the Company and any air carrier (other than Air Canada) with respect to a code-sharing or marketing alliance or to amend certain provisions of the Company's Bylaws governing (i) the election and voting of directors and committees of the Board of Directors or (ii) the ownership and voting of stock by Foreigners. Such Bylaw amendments also must be approved by at least a majority of the total voting power of all issued and outstanding shares of common stock, unless they have been approved by a majority of the directors designated or elected by Air Partners and Air Canada.

  Contracts and transactions between the Company and its directors, officers or other related parties also must be approved by a majority (or, in cases otherwise subject to a Supermajority Vote, by 75%) of disinterested directors, unless such contracts or transactions are approved by the stockholders or are otherwise fair to the Company.

  The proposed Charter amendment would eliminate all of the supermajority voting provisions described above, which were originally designed to permit Air Canada and Air Partners to protect their respective interests in the Company. Since Air Canada has sold a substantial portion of its investment in the Company and has converted its Class A common stock into Class B common stock, the Board has determined that such supermajority voting provisions no longer serve their original purpose, and that a simplified voting structure is appropriate given the Company's current stock ownership.

6. DELETE REQUIREMENTS AS TO FAIRNESS OPINION

  The Charter provides that the Board of Directors will not approve any merger or similar corporate transaction unless, prior to the approval, the Board receives an opinion of an independent investment banking firm that the consideration to be received by the holders of common stock is fair from a financial point of view to such holders. The Board has determined that, given its fiduciary duties to stockholders in the context of a merger or similar corporate transaction, such charter provision is unnecessary.

  Under the proposed Charter amendments, the Charter would be amended to delete the requirement that the Board receive such an opinion.

7. MODIFY ANTI-DILUTION RIGHTS

  Pursuant to the Charter, each of Air Partners and Air Canada is given the right to purchase from the Company additional shares of Class B common stock to the extent necessary to maintain its pro rata ownership of the outstanding Class B common stock. Such preemptive rights terminate as to Air Partners or Air Canada if the total voting power of the common stock beneficially owned by such person is less than 20% of the total voting power of all of the outstanding common stock.

  Under the proposed Charter amendments, the Charter would be amended to delete Air Canada's anti-dilution rights, and to provide for appropriate adjustment of the purchase price relating to Air Partners' anti-dilution rights in the event of a stock split, stock dividend or similar transaction.

8. DELETE THE PROHIBITION ON THE ISSUANCE BY THE COMPANY OF ANY NON-VOTING EQUITY SECURITIES

  As part of its reorganization in 1993, the Company was required to include in the Charter a provision prohibiting it from issuing non-voting equity securities within the meaning of the relevant bankruptcy statute. The proposed Charter amendments would eliminate this provision.

  The amendment and restatement of the Charter, as set forth in Appendix C, will be adopted upon the affirmative vote of the holders of two-thirds or more of the voting power of the outstanding shares of common stock, voting together as a single class.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CHARTER AS DESCRIBED ABOVE AND AS SET FORTH IN APPENDIX C, WHICH IS DESIGNATED AS PROPOSAL NO. 4 ON THE ENCLOSED PROXY.

                                  PROPOSAL 5:
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The firm of Ernst & Young LLP has been the Company's independent auditors since 1993, and the Board of Directors desires to continue to engage the services of this firm for the fiscal year ending December 31, 1996. Accordingly, the Board of Directors, upon the recommendation of the Audit Committee, has reappointed Ernst & Young LLP to audit the financial statements of the Company and its subsidiaries for fiscal 1996 and report thereon. Stockholders are being asked to vote upon the ratification of such appointment. In the event stockholders do not ratify such appointment, the Audit Committee and Board will reconsider such appointment.

  Representatives of Ernst & Young LLP will be present at the Meeting and will be available to respond to appropriate questions and make a statement should they so desire.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS, WHICH IS DESIGNATED AS PROPOSAL NO. 5 ON THE ENCLOSED PROXY.

                                 OTHER MATTERS

  Management knows of no business to be presented for action at the Meeting other than that described in this proxy statement. If any other matters should properly come before the Meeting calling for a vote of the stockholders, it is the intention of the persons named in the accompanying proxy, unless otherwise directed in such proxy, to vote on such matters in accordance with their best judgment.

  Each director, executive officer (and, for a specified period, certain former directors and executive officers), certain trusts and other entities with which such individuals are affiliated, and each holder of greater than ten percent of a class of the Company's equity securities is required to report to the Commission his or her pertinent position or relationship, as well as transactions in such securities, by certain specified dates. A trust for which Mr. Pogue serves as trustee, and two trusts for which Mr. Sturm serves as trustee, failed to timely file initial statements of beneficial ownership of certain of the Company's equity securities, although each of such individuals timely filed reports reflecting the interest he is deemed to have in the shares of common stock of the Company held by the respective trusts. Michael Bonds, Staff Vice President and Controller of the Company, failed to timely file his initial statement of beneficial ownership upon his election to such position. David Siegel, then Vice President-Route Scheduling of the Company, failed to timely file a statement of changes in beneficial ownership with respect to a purchase of common stock in 1994, which he reported instead on his annual statement of changes in beneficial ownership, which was not filed with the Commission by the specified date. John Luth, a former Senior Vice President of the Company, failed to timely file a report with respect to two purchases of common stock that occurred after his resignation. Finally, Air Canada's reports with respect to one transaction in 1994 and one transaction in 1995 were not timely filed. In each of the foregoing cases, appropriate forms were subsequently filed.

  EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.

                              1997 ANNUAL MEETING

  Any stockholder who desires to present proposals at the 1997 annual meeting of stockholders and to have such proposals set forth in the proxy statement and form of proxy mailed in conjunction with such annual meeting must submit such proposals in writing to the Secretary of the Company not later than December 29, 1996. The Company's Bylaws require that for nominations of persons for election to the Board of Directors of the Company or the proposal of business to be considered by the stockholders at an annual meeting, a stockholder must give timely written notice thereof. To be timely for the 1997 annual meeting of stockholders, such notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not less than 70 days nor more than 90 days prior to June 26, 1997, provided, that if the 1997 annual meeting of stockholders is advanced by more than 20 days, or delayed by more than 70 days, from June 26, 1997, such notice must be delivered not earlier than the ninetieth day prior to the 1997 annual meeting and not later than the close of business on the later of (a) the seventieth day prior to the 1997 annual meeting or (b) the tenth day following the day on which public announcement of the date of the 1997 annual meeting is first made. The stockholder's notice must contain and be accompanied by certain information as specified in the Bylaws. It is recommended that any stockholder desiring to make a nomination or submit a proposal for consideration obtain a copy of the Company's Bylaws, which may be obtained without charge from the Secretary of the Company upon written request addressed to the Secretary at the Company's principal executive offices.

                                          By Order of the Board of Directors,

                                          [SIGNATURE OF JEFFERY A. SMISEK
                                          APPEARS HERE]
                                          Jeffery A. Smisek
                                          Secretary

Houston, Texas
May 15, 1996

  THE COMPANY WILL FURNISH TO INTERESTED SECURITY HOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST, COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995. THE COMPANY WILL FURNISH ANY EXHIBIT TO SUCH REPORT, UPON WRITTEN REQUEST, TO ANY SECURITY HOLDER REQUESTING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBIT. REQUESTS FOR COPIES SHOULD BE ADDRESSED TO THE SECRETARY OF THE COMPANY AT THE COMPANY'S HEADQUARTERS: 2929 ALLEN PARKWAY, SUITE 2010, HOUSTON, TEXAS 77019.

                                                                     APPENDIX A

                              SECOND AMENDMENT TO

                          CONTINENTAL AIRLINES, INC.

                          1994 INCENTIVE EQUITY PLAN

  The Board of Directors (the "Board") of Continental Airlines, Inc. (the "Company") adopted the Continental Airlines, Inc. 1994 Incentive Equity Plan, as amended (the "Plan"), on March 4, 1994, subject to approval by the stockholders of the Company, which was obtained at the Company's 1994 Annual Meeting of Stockholders. Subject to applicable provisions of Paragraph 15 of the Plan, the Board retained the right to amend the Plan, which was amended by the First Amendment to Continental Airlines, Inc. 1994 Incentive Equity Plan, which amendment was approved by the stockholders at the Company's 1995 Annual Meeting of Stockholders. The Board has determined by resolutions adopted on February 1, 1996 and April 19, 1996 that the Plan be further amended (the "Second Amendment") as follows. Capitalized terms not otherwise defined in this Second Amendment to the Plan have the meanings ascribed thereto in the Plan.

  The Plan is hereby amended as follows:

  1. The first sentence of Paragraph 3 of the Plan is hereby amended to read in its entirety as follows:

    "Subject to adjustment as provided in Paragraph 10 and in accordance with and subject to Rule 16b-3 under the Exchange Act and applicable judicial and administrative interpretations thereof, the shares of Common Stock covered by all Awards granted under this Plan will not exceed in the aggregate 4,500,000 shares, of which number (a) no more than 300,000 shares will be granted or sold as Restricted Stock, (b) Stock Options with respect to no more than 400,000 shares will be granted to any Participant during any calendar year, and (c) no more than 200,000 shares will be delivered in payment of Annual Incentive Awards (for all Participants in the aggregate) in respect of any given year."

  2. Paragraph 2(d) of the Plan is hereby amended to read in its entirety as follows:

      "(d) "Change in Control" shall have the meaning set forth in Paragraph 11.".

  3. Paragraph 11 of the Plan is hereby amended to read in its entirety as follows:

      "11. CHANGE IN CONTROL. As used in this Plan, the term "Change in Control" shall mean:

      (a) any person (within the meaning of Section 13(d) or 14(d) under the Exchange Act, including any group (within the meaning of Section 13(d)(3) under the Exchange Act), a "Person") is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (such Person being referred to as an "Acquiring Person") representing the greater of (x) 25% of the combined voting power of the Company's outstanding securities and (y) the proportion of the combined voting power of the Company's outstanding securities represented by securities of the Company beneficially owned, directly or indirectly, by Air Partners and any Person controlling, controlled by or under common control with Air Partners at the time of reference (excluding, for purposes of determining such proportion of the combined voting power under this clause (y), any securities beneficially owned by Air Partners (and any Person controlling, controlled by or under common control with Air Partners) which are deemed beneficially owned by such Acquiring Person); other than beneficial ownership by (i) the Company or any subsidiary of the Company, (ii) any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such employee benefit plan (unless such plan or Person is a party to or is utilized in connection with a transaction led by Outside Persons), (iii) Air Partners or any Person (other than any air carrier that is not the Company and that is currently controlled by or under common control with Air Partners, or a holding company or subsidiary of any such air carrier) controlling, controlled by or under common control with Air Partners, or (iv) Air Canada or any Person controlling, controlled by or under common control with Air Canada (Persons referred to in clauses (i) through (iv) hereof are hereinafter referred to as "Excluded Persons"); or

      (b) individuals who constituted the Board as of April 19, 1996 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to April 19, 1996 whose appointment to fill a vacancy or to fill a new Board position or whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board or who was nominated for election by Excluded Persons shall be considered as though such individual were a member of the Incumbent Board; or

      (c) the Company merges with or consolidates into or engages in a reorganization or similar transaction with another entity pursuant to a transaction in which the Company is not the "Controlling Corporation"; or

      (d) the Company sells or otherwise disposes of all or substantially all of its assets, other than to Excluded Persons.

      For purposes of clause (a) above, if at any time there exist securities of different classes entitled to vote separately in the election of directors, the calculation of the proportion of the voting power held by a beneficial owner of the Company's securities shall be determined as follows: first, the proportion of the voting power represented by securities held by such beneficial owner of each separate class or group of classes voting separately in the election of directors shall be determined, provided that securities representing more than 50% of the voting power of securities of any such class or group of classes shall be deemed to represent 100% of such voting power; second, such proportion shall then be multiplied by a fraction, the numerator of which is the number of directors which such class or classes is entitled to elect and the denominator of which is the total number of directors elected to membership on the Board at the time; and third, the product obtained for each such separate class or group of classes shall be added together, which sum shall be the proportion of the combined voting power of the Company's outstanding securities held by such beneficial owner.

      For purposes of clause (a) above, the term "Outside Persons" means any Persons other than Persons described in clauses (a)(i), (iii) or
    (iv) above (as to Persons described in clauses (a)(iii) or (iv) above, while they are Excluded Persons) or members of senior management of the Company in office immediately prior to the time the Acquiring Person acquires the beneficial ownership described in clause (a).

      For purposes of clause (c) above, the Company shall be considered to be the Controlling Corporation in any merger, consolidation, reorganization or similar transaction unless either (1) the shareholders of the Company immediately prior to the consummation of the transaction (the "Old Shareholders") would not, immediately after such consummation, beneficially own, directly or indirectly, securities of the resulting entity entitled to elect a majority of the members of the Board of Directors or other governing body of the resulting entity or (2) those persons who were directors of the Company immediately prior to the consummation of the proposed transaction would not, immediately after such consummation, constitute a majority of the directors of the resulting entity, provided that (I) there shall be excluded from the determination of the voting power of the Old Shareholders securities in the resulting entity beneficially owned, directly or indirectly, by the other party to the transaction and any such securities beneficially owned, directly or indirectly, by any Person acting in concert with the other party to the transaction (unless such other party or such Person is Air Partners, if Air Partners has not ceased to be an Excluded Person), (II) there shall be excluded from the determination of the voting power of the Old Shareholders securities in the resulting entity acquired in any such transaction other than as a result of the beneficial ownership of Company securities prior to the transaction and

    (III) persons who are directors of the resulting entity shall be deemed not to have been directors of the Company immediately prior to the consummation of the transaction if they were elected as directors of the Company within 90 days prior to the consummation of the transaction.

      The exclusion described in clause (a)(iii) above shall cease to have any force or effect (and the Persons described therein shall cease to be Excluded Persons) if (A) Air Partners ceases to be, for a period of thirty consecutive calendar days, the beneficial owner, directly or indirectly, of securities of the Company representing at least 25% of the combined voting power of the Company's outstanding securities or
    (B) there occurs a "change in the ownership or effective control" (within the meaning of Section 280G of the Code) of Air Partners. The exclusion described in clause (a)(iv) above shall cease to have any force or effect (and the Persons described therein shall cease to be Excluded Persons) if (c) Air Canada ceases to be, for a period of thirty consecutive calendar days, the beneficial owner, directly or indirectly, of securities of the Company representing at least 20% of the combined voting power of the Company's outstanding securities or
    (D) there occurs a "change in the ownership or effective control" (within the meaning of Section 280G of the Code) of Air Canada.

      Upon the occurrence of a Change in Control, with respect to each Participant, (AA) all Stock Options granted to such Participant and outstanding at such time shall immediately become exercisable in full, whether or not otherwise exercisable, for a period of thirty (30) calendar days following the occurrence of the Change in Control (but subject, however, in the case of ISOs, to the aggregate fair market value, determined as of the date the ISOs are granted, of the stock with respect to which ISOs are exercisable for the first time by such Participant during any calendar year not exceeding $100,000) and, except as required by law, all restrictions on the transfer of shares acquired pursuant to such Stock Options shall terminate and (BB) all restrictions applicable to such Participant's Restricted Stock shall be deemed to have been satisfied and such Restricted Stock shall vest in full.

      In addition, if a Participant becomes entitled to one or more payments (with a "payment" including, without limitation, the vesting of an Award) pursuant to the terms of the Plan (the "Total Payments"), which are or become subject to the tax imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company or Subsidiary for whom the Participant is then performing services shall pay to the Participant an additional amount (the "Gross-Up Payment") such that the net amount retained by the Participant, after reduction for any Excise Tax on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-Up Payment, shall equal the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed (aa) to pay federal income taxes at the highest stated rate of federal income taxation (including surtaxes, if any) for the calendar year in which the Gross-Up Payment is to be made (for 1994, the highest stated rate is 39.6%); and (bb) to pay any applicable state and local income taxes at the highest stated rate of taxation (including surtaxes, if any) for the calendar year in which the Gross-Up Payment is to be made. Any Gross-Up Payment required hereunder shall be made to the Participant at the same time any Total Payment subject to the Excise Tax is paid or deemed received by the Participant."

  The amendment to Paragraph 3 of the Plan is effective February 1, 1996, and the amendments to Paragraph 2(d) and the Paragraph 11 of the Plan are effective April 19, 1996; provided, however, that such amendments shall be subject to approval by the stockholders of the Company at the 1996 Annual Meeting of Stockholders of the Company as required for the Plan to continue to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

                                                                     APPENDIX B

                            EXECUTIVE BONUS PROGRAM

                          CONTINENTAL AIRLINES, INC.

                            EXECUTIVE BONUS PROGRAM

  Continental Airlines, Inc., a Delaware corporation (the "Company"), hereby establishes this Continental Airlines, Inc. Executive Bonus Program (the "Program"), effective as set forth below.

  1. PURPOSE. The purpose of the Program is to attract and retain key officers of the Company and its subsidiaries and to compensate such officers based on performance goals consisting of achievement of cumulative quarterly net income targets of the Company and its consolidated subsidiaries contained in the Annual Financial Plan of the Company contemplated by Section 3.3 of the Company's By-Laws and approved by the Board of Directors of the Company prior to and for the applicable fiscal year of the Company (with respect to a particular fiscal year, the "Budget" for such fiscal year).

  2. PARTICIPANTS. Each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the General Counsel of the Company, each Senior Vice President of the Company, and the Vice President--Marketing and Sales of the Company, shall automatically participate in the Program with respect to each fiscal year, and, with respect to a particular fiscal year, such other officers of the Company or its subsidiaries shall participate in the Program as may be recommended to the Human Resources Committee of the Board of Directors of the Company (the "Committee") by the Chief Executive Officer of the Company and designated by the Committee to be a participant in the Program with respect to such fiscal year. Each of the foregoing persons is referred to herein as a "Participant". The Chief Executive Officer shall have the power to terminate any Participant's participation in the Program upon written notice to such Participant of such termination, subject to ratification of such action by the Committee.

  3. QUARTERLY BONUSES. Commencing with the fiscal quarter during which this Program is approved by the stockholders of the Company as required under section 162(m) of the Internal Revenue Code of 1986 (the "Code") ("Stockholder Approval"), each Participant in the Program shall receive, on a fiscal quarterly basis no later than the public release of the Company's consolidated earnings with respect to such quarter and the certification by the Committee described below, a cash bonus (a "Quarterly Bonus") equal to (i) the dollar amount calculated by multiplying such Participant's Cumulative Base Salary (as defined below) with respect to such quarter by (x) (in the case of a positive variance (which shall include a zero variance)), 100% plus the positive variance, if any, expressed as a percentage (but in no event more than 25%), between the Cumulative Actual Net Income (as defined below) with respect to such quarter, and the Cumulative Target Net Income (as defined below) with respect to such quarter, or (y) (in the case of a negative variance), 100% less the absolute value of the negative variance, expressed as a percentage, between the Cumulative Actual Net Income (as defined below) with respect to such quarter, and the Cumulative Target Net Income (as defined below) with respect to such quarter (provided, that if such negative variance is greater than negative 25% (e.g., negative 30%), then such negative variance shall be deemed negative 100%), less (ii) the amount of the Quarterly Bonuses (up to the amount calculated pursuant to clause (i)) received by such Participant with respect to prior quarters in such fiscal year. With respect to the Company's 1996 fiscal year only, quarterly bonuses paid under the Company's terminated 1996 executive bonus program to persons who are Participants under this Program with respect to fiscal quarters in 1996 ending prior to the quarter during which Stockholder Approval is obtained shall be deducted for purposes of clause (ii) of the foregoing sentence. As used herein, the term "Cumulative Base Salary" with respect to a quarter shall mean the aggregate of the Participant's base salary earned, while a Participant under the Program, during the period commencing on the first day of the fiscal year in which such quarter occurs and ending on the last day of such quarter; the term "Cumulative Actual Net Income" with respect to a quarter shall mean the aggregate consolidated net income of the Company and its consolidated subsidiaries, as shown on the regularly prepared statement of operations of the Company prepared in accordance with generally accepted accounting principles, for the period commencing on the first day of the fiscal year in which such quarter occurs and ending on the last day of such quarter; and the term "Cumulative Target Net Income" with respect to a quarter shall mean the aggregate consolidated net income of the Company and its consolidated subsidiaries, as set forth in the Budget, for the period commencing on the first day of the fiscal year in which such quarter occurs and ending on the last day of such quarter. Notwithstanding any other provision of this Program, the maximum amount of aggregate Quarterly Bonuses which any Participant may receive during any fiscal year under this Program shall be $1,000,000.

  4. ADMINISTRATION. The Program will be administered by the Committee, which at all times will consist of not less than two persons, each of whom is an "outside director" within the meaning of section 162(m) of the Code. The action of a majority of the members of the Committee will be the act of the Committee. The interpretation and construction by the Committee of any provision of this Program, and any determination or action by the Committee pursuant to any provision hereof, will be final and conclusive for all purposes, and each Participant's participation in the Program is expressly subject to the foregoing. No member of the Committee shall be liable for any action or determination taken or made in good faith or upon reliance in good faith on the records of the Company or information presented to the Committee by the Company's officers, employees, or other persons (including the Company's outside auditors) as to matters such member reasonably believes are within such other person's professional or expert competence. As to each fiscal quarter during which this Program is effective, the Committee will certify, prior to the payment of any Quarterly Bonus with respect to such quarter, whether the performance goals described in Section 3 have been met and whether any other material terms relating to the payment of such Quarterly Bonuses have been satisfied, to the extent required by section 162(m) of the Code.

  5. PAYMENTS UPON A CHANGE IN CONTROL. If a Change in Control occurs (as such term is defined in the Company's 1994 Incentive Equity Plan, as amended on April 19, 1996 and in effect on such date) and thereafter (or in connection therewith or in contemplation thereof) during the year in which such Change in Control occurs (a "Change Year"), a Participant suffers a Qualifying Event (as herein defined), then such Participant shall, upon the occurrence of the Qualifying Event, receive an amount in cash from the Company equal to (x) the aggregate Quarterly Bonuses such Participant would have received under the Program had the variance of the Cumulative Actual Net Income with respect to each quarter during the Change Year exceeded the Cumulative Target Net Income with respect to each quarter during the Change Year by more than 25%, less (y) the aggregate of the Quarterly Bonuses paid to such Participant pursuant to the Program during the Change Year through the date immediately prior to the occurrence of the Qualifying Event (with respect to the Company's 1996 fiscal year only, quarterly bonuses paid under the Company's terminated 1996 executive bonus program to persons who are Participants under this Program with respect to fiscal quarters in 1996 ending prior to the quarter during which Stockholder Approval is obtained shall be deducted for purposes of clause (y) of the foregoing sentence), and such Participant shall not be entitled to any additional Quarterly Bonuses with respect to such Change Year. As used herein, the term "Qualifying Event" with respect to a Participant means (i) the termination of such Participant's participation in the Program,
(ii) the assignment to such Participant by the Board of Directors or the Committee or other officers or representatives of the Company of duties materially inconsistent with the duties associated with his position as such duties are constituted as of the first day of the Change Year, (iii) a material diminution in the nature or scope of such Participant's authority, responsibilities, or title from those applicable to him as of the first day of the Change Year, (iv) the occurrence of material acts or conduct on the part of the Company or its officers or representatives which prevent such Participant from performing his duties and responsibilities as they existed on the first day of the Change Year, (v) the Company requiring such Participant to be permanently based anywhere outside a major urban center in the state in which he was based as of the first day of the Change Year, or (vi) the taking of any action by the Company that would materially adversely affect the corporate amenities enjoyed by such Participant on the first day of the Change Year, except in each case if such Participant's employment is terminated (a) upon such Participant's death, (b) upon such Participant's becoming incapacitated for a period of at least 180 days by accident, sickness or other circumstance which renders him mentally or physically incapable of performing the material duties and services required of him in his employment on a full-time basis during such period, (c) for cause, which for purposes hereof shall mean such Participant's gross negligence or willful misconduct in the performance of, or such Participant's abuse of alcohol or drugs rendering him unable to perform, the material duties and services required of him in his employment, (d) upon the voluntary resignation from employment of such Participant (other than in connection with circumstances which would permit such Participant to receive severance benefits pursuant to any contract of employment between such Participant and the Company or any of its subsidiaries), or (e) for such Participant's material breach of any provision of any contract of employment between such Participant and the Company or any of its subsidiaries which, if correctable, remains uncorrected for 30 days following written notice to Participant by Company of such breach.

  6. AMENDMENTS, TERMINATION AND OTHER MATTERS. Subject to the other provisions of this Section 6, this Program may be amended from time to time or terminated by the Committee; provided that this Program may not be amended by the Committee without the further approval of the stockholders of the Company if such amendment would result in the Program no longer satisfying the requirements of section 162(m) of the Code, and this Program may not be amended or terminated in contemplation of or in connection with a Change in Control, nor may any Participant's participation herein be terminated in contemplation of or in connection with a Change in Control, unless adequate and effective provision for the making of all payments otherwise payable (based on the applicable Budget and Participants' base salaries as in effect immediately prior to such Change in Control) pursuant to Section 5 of this Program (as in effect on the date of Stockholder Approval) with respect to such Change in Control shall be made in connection with any such amendment or termination. Participation in the Program by a Participant shall terminate upon such Participant's termination of employment with the Company and its subsidiaries or as otherwise set forth herein, and no Participant shall have any right to continue to participate in the Program or have any vested right to any bonus or other payment hereunder (except as aforesaid in connection with a Change in Control and except with respect to quarterly periods which have already passed prior to such amendment or termination or prior to such Participant's termination of employment with the Company and its subsidiaries). Participation in the Program shall not confer any right of future employment. The Program is not intended to create a pension or welfare benefit plan and is intended to be exempt from application of the Employee Retirement Income Security Act of 1974, as amended. The Program is unfunded and shall not create, or be construed to create, a trust or separate fund or funds, and each Participant shall be entitled only to look to the Company for any benefit hereunder, and shall have no greater right than an unsecured creditor of the Company. No liability whatsoever shall attach to or be incurred by any past, present or future stockholders, officers or directors, as such, of the Company or any of its subsidiaries, under or by reason of this Program or the administration thereof, and each Participant, in consideration of receiving benefits and participating hereunder, expressly waives and releases any and all claims relating to any such liability. The provisions of this Program shall be binding on all successors and assigns of a Participant, including without limitation the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors. This Program shall be construed in accordance with the laws of the State of Texas.

  7. TAX WITHHOLDING. The Company shall have the right to withhold from any payment hereunder all applicable federal, state, local and other taxes as required by law.

  8. EFFECTIVE DATE. This Program has been adopted by the Board as of April 19, 1996, to be effective as of the date of Stockholder Approval. The Company's 1996 executive bonus program, as in effect prior to the date of Stockholder Approval, is hereby terminated upon the date of such Stockholder Approval.

                                                                     APPENDIX C

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          CONTINENTAL AIRLINES, INC.

                FILED IN ACCORDANCE WITH SECTIONS 103, 242 AND
          245 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                        AND RESTATED ON JUNE   , 1996.

            (THIS CORPORATION WAS ORIGINALLY INCORPORATED UNDER THE
                 NAME PEOPLE EXPRESS, INC. ON APRIL 7, 1980.)

  FIRST: The name of this corporation is Continental Airlines, Inc. (the "Corporation").

  SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("GCL").

  FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 310 million shares, par value $.01 per share, of which 10 million shall be Preferred Stock ("Preferred Stock"), 50 million shall be Class A Common Stock ("Class A Common Stock"), 200 million shall be Class B Common Stock ("Class B Common Stock") and 50 million shall be Class D Common Stock ("Class D Common Stock" and collectively with Class A Common Stock and Class B Common Stock, "Common Stock"). The powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions of each class of stock shall be governed by the following provisions:

    SECTION 1. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized
  (i) to provide by resolution or resolutions from time to time for the issuance of shares of Preferred Stock in one or more series, (ii) to establish from time to time the number of shares to be included in each such series, (iii) (to the extent not expressly provided for herein) to fix the designations, powers, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions, if any, thereof, by filing one or more certificates pursuant to the GCL (hereinafter, referred to as a "Preferred Stock Designation"), and (iv) to increase or decrease the number of shares of any such series to the extent permitted by the GCL and the Preferred Stock Designation. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

      (i) The designation of the series, which may be by distinguishing the number, letter or title of such series.

      (ii) The number of shares of the series.

      (iii) Whether dividends, if any, shall be paid in cash or in capital stock or other securities, whether such dividends shall be cumulative (and, if so, from which date or dates for each such series) or noncumulative, the preference or relation which such dividends, if any, shall bear to the dividends payable on any other class or classes or any other series of capital stock, and the dividend rate, if any, of the series.

      (iv) Conditions and dates upon which dividends, if any, shall be payable.

      (v) The redemption rights and redemption price or prices, if any, for shares of the series.

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

      (vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

      (vii) The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

      (viii) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series of capital stock, or any other security, of the Corporation or any other corporation and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

      (ix) Restrictions on the issuance of shares of the same series or of any other class or series.

      (x) The voting rights, if any, of the holders of shares of the series, whether as a class or otherwise, with respect to the election of directors or otherwise.

      (xi) The price or other consideration for which shares of the series shall be issued and, if deemed desirable, the stated value or other valuation of the shares constituting such series.

      (xii) Any other relative rights, preferences and limitations of that series.

Notwithstanding anything to the contrary in this Amended and Restated Certificate of Incorporation or in a Preferred Stock Designation, the holders of Preferred Stock shall not be entitled to vote separately as a class with respect to any amendment to this Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Preferred Stock.

    SECTION 2. Common Stock. All shares of Common Stock shall be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein. Except as may be provided herein or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in stock or otherwise.

    (a) Ownership Restrictions. In addition to the restrictions contained in Article Sixth, shares of Class D Common Stock shall be issued only to Air Partners, L.P., a Texas limited partnership, or any successor partnership thereto by merger, consolidation or other similar transaction, or to any 100% Party Subsidiary of Air Partners ("Air Partners"), in exchange for shares of Class A Common Stock pursuant to Section 2(e) of this Article Fourth. As used in this Amended and Restated Certificate of Incorporation, the term "100% Party Subsidiary" means, with respect to any Person, any entity as to which 100% of the capital stock (other than directors' qualifying shares and the like) is Beneficially Owned (as defined in Article Sixth, Section 3), directly or indirectly, by such Person, and "Person" means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity.

    (b) Voting Rights.

      (i) Except as provided in Article Sixth, each registered holder of Class A Common Stock and Class D Common Stock shall be entitled to ten votes for each share of such stock held by such holder, and each registered holder of Class B Common Stock shall be entitled to one vote for each share of such stock held by such holder.

      (ii) Except as otherwise provided in this Article Fourth or required by law,

        (A) Class A Common Stock and Class B Common Stock, voting together as a single class and Class D Common Stock, voting as a class, shall be entitled to elect directors of the Corporation as provided for in
      Section 1 of Article Fifth; and

                                      C-2
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        (B) Common Stock shall be entitled, voting together as a single class, to vote on all other matters submitted to a vote of stockholders of the Corporation.

      (c) Dividends. Any dividend or distribution on the Common Stock shall be payable on shares of Common Stock ratably; provided, however, that in the case of dividends payable in shares of Common Stock, or options, warrants or rights to acquire shares of such Common Stock, or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid.

      (d) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, including the liquidation preferences of any series of Preferred Stock, the holders of shares of all classes of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, within the meaning of this Section 2(d).

      (e) Conversion. The conversion of shares of the Corporation under this Section 2(e) shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Corporation's transfer agent for Common Stock at any time during its usual business hours, together with written notice by the surrendering stockholder, stating that such holder desires to convert the Converting Shares into an equal number of shares of the class of Common Stock into which such shares may be converted under this Section 2(e) the ("Conversion Shares"). Such notice shall certify that the Conversion Shares are being issued in accordance with Section 2(a) hereof (if such section is applicable) and this Section 2(e) and shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Conversion Shares are to be issued and shall include instructions for the delivery thereof. Promptly after such surrender and the receipt of such written notice, the Corporation will, subject to the provisions of Section 2(a) hereof (if such section is applicable), issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Conversion Shares issuable upon such conversion. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Converting Shares shall have been surrendered and the notice of conversion shall have been received by the Corporation, and at such time, subject to the provisions of Section 2(a) hereof, the rights of the holder of the Converting Shares as such holder shall cease and the Person or Persons in whose name or names the certificate or certificates for the Conversion Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Conversion Shares. Upon issuance of shares in accordance with this Section 2(e), such Conversion Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable. The right of Air Partners to convert Converting Shares into Conversion Shares pursuant to each of clauses (i) and (vi) of this
    Section 2(e) may be exercised by Air Partners only once, and after any such conversion by Air Partners pursuant to clause (i) or (vi) of this
    Section 2(e), no further shares of Common Stock shall be converted by Air Partners into Conversion Shares pursuant to such clause.

        (i) If at any time (A) the total number of outstanding shares of Class A Common Stock and Class B Common Stock held by Air Canada, a Canadian corporation, or any successor to Air Canada by merger, consolidation or other similar transaction, or any 100% Party Subsidiary of Air Canada ("Air Canada") and Air Partners shall not constitute more than 50% of the voting power of the outstanding shares of Common Stock or (B) Section 7.01 of the Subscription and Stockholders' Agreement, dated as of April 27, 1993, among the Corporation, Air Partners and Air Canada, as it may be amended or modified from time to time, shall no longer be in full force and effect, Air Partners shall be entitled to convert all, but not less than all, shares of Class A

      Common Stock held by Air Partners into an equal number of Class D Common Stock, provided the Class A Common Stock and Class B Common Stock Beneficially Owned by Air Partners at the time of such conversion constitutes at least 20% of the voting power of the outstanding shares of Common Stock. Converting Shares received by the Corporation upon surrender hereunder shall not be canceled, but shall be held by the Corporation as treasury shares.

        (ii) If at any time the total number of outstanding shares of Class D Common Stock and Class B Common Stock Beneficially Owned by Air Partners shall constitute less than 20% of the voting power of the outstanding shares of Common Stock, the shares of Class D Common Stock shall be converted automatically, without any action on the part of the holder thereof, into an equal number of shares of Class A Common Stock, and at any time upon or after such a conversion, upon presentation to the Corporation's transfer agent for transfer or exchange of the certificate or certificates representing such shares of Class D Common Stock, a certificate or certificates representing an equal number of shares of Class A Common Stock shall be issued in exchange therefor. Upon any such conversion, the shares of Class D Common Stock so converted shall be canceled by the Corporation.

        (iii) Each share of Class D Common Stock shall convert automatically, without any action on the part of the registered holder thereof, into one share of Class A Common Stock, upon the transfer of record or beneficial ownership thereof to any Person other than a transfer of Class D Common Stock to a successor partnership by merger, consolidation or other similar transaction of Air Partners or to a 100% Party Subsidiary of Air Partners; provided that if a 100% Party Subsidiary of Air Partners that has acquired Class D Common Stock ceases to be a 100% Party Subsidiary of Air Partners, each share of Class D Common Stock beneficially owned by such 100% Party Subsidiary of Air Partners shall convert automatically, without any action on the part of the registered holder thereof, into one share of Class A Common Stock; provided, further that no change-in-control or change in ownership of Air Partners shall constitute a transfer of record or beneficial ownership for purposes of this sentence. Upon any such conversion, the shares of Class D Common Stock so converted shall be canceled by the Corporation. As used in this Amended and Restated Certificate of Incorporation, "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified (as used in this definition, "control" (including, with its correlative meanings "controlled by" and "under common control with") shall mean ownership, directly or indirectly, of 50.1% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 50.1% or more of the partnership or other ownership interests of any other Person (other than as a Limited Partner of such Person)).

        (iv) Notwithstanding anything to the contrary in this Amended and Restated Certificate of Incorporation, no shares of Class B Common Stock Beneficially Owned by Air Partners shall be entitled to vote in any election of Directors of the Corporation at any time that any shares of Class D Common Stock shall be outstanding.

        (v) Each share of Class A Common Stock which shall become Beneficially Owned by Air Partners at any time that any shares of Class D Common Stock shall be outstanding shall convert immediately and without any action on the part of the registered holder thereof into one share of Class D Common Stock. Converting shares received by the Corporation upon surrender hereunder shall not be canceled, but shall be held by the Corporation as Treasury shares.

        (vi) Each holder of Class D Common Stock shall have the right to convert all, but not less than all, of its shares of Class D Common Stock into an equal number of shares of Class A Common Stock. Upon any such conversion, the shares of Class D Common Stock, as the case may be, so converted shall be canceled by the Corporation.

        (vii) Each holder of Class A Common Stock shall have the right to convert, at any time and from time to time after January 1, 1997, any or all shares of Class A Common Stock held of record

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

      by it into an equal number of shares of Class B Common Stock. Upon any such conversion, the shares of Class A Common Stock so converted shall be canceled by the Corporation.

        (viii) The Corporation shall at all times reserve and keep available out of its authorized but unissued (or authorized and held in treasury) shares of (A) Class A Common Stock, solely for the purposes of issuance upon the conversion of shares of Class D Common Stock pursuant to clauses (ii), (iii) or (vi) of this Section 2(e), such number of shares of such class as may at any time be issuable upon the conversion of all issued and outstanding shares of Class D Common Stock and (B) Class B Common Stock, solely for the purpose of issuance upon the conversion of Class A Common Stock by a holder thereof pursuant to clause (vii) of this Section 2(e), such number of shares of such class as may at any time be issuable upon the conversion of all issued and outstanding shares of Class A Common Stock.

  FIFTH: The Board of Directors of the Corporation shall consist of such number of directors as may be determined from time to time by the Board of Directors in its sole discretion in accordance with Section 2.1 of the By-Laws of the Corporation, subject to the rights of the holders of any class or series of preferred stock of the Corporation, as set forth in a Preferred Stock Designation, to elect additional Directors under specified circumstances, and shall be subject to the following provisions:

    SECTION 1. Election. The Board of Directors shall be elected as follows:

      (a) at any time no shares of Class D Common Stock are outstanding, holders of Class A Common Stock and Class B Common Stock, voting as a single class, shall elect all directors of the Corporation (other than directors, if any, which holders of any series of Preferred Stock are entitled to elect pursuant to the provisions of the certificate of designations establishing such series); or

      (b) at any time shares of Class D Common Stock are outstanding (i) holders of Class D Common Stock, if any, shall be entitled to elect one-third of the number of directors determined by the Board of Directors pursuant to the initial paragraph of Article Fifth, with fractional directors rounded to the nearest whole number, and (ii) holders of Class A Common Stock and, subject to Article Fourth, Section 2(e)(iv), Class B Common Stock, voting together as a single class, shall be entitled to elect the remaining directors (other than directors, if any, which holders of any series of Preferred Stock are entitled to elect pursuant to the provisions of the certificate of designations establishing such series).

Except as otherwise consistent with applicable statutory, regulatory and interpretive restrictions regarding foreign ownership or control of U.S. air carriers, all directors shall be U.S. Citizens (as defined in Article Sixth, Section 1 hereof). The election of directors need not be by written ballot except as may otherwise be provided in the By-laws. In connection with each annual election of directors of the Corporation, the Board of Directors shall nominate the Chief Executive Officer of the Corporation for election as a director.

  SIXTH:

    SECTION 1. Limitation of Voting Rights. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, at no time shall shares of capital stock of the Corporation be voted by, or at the direction of, Persons ("Aliens") who are not "Citizens of the United States" as defined in 49 U.S.C. 1301(16), as now in effect or as it may hereafter from time to time be amended ("U.S. Citizens"), unless such shares are registered on the separate stock record maintained by the Corporation for the registration of ownership of Voting Stock, as defined in the By-Laws, by Aliens. The By-Laws may contain provisions to implement this provision.

    SECTION 2. By-Laws, Etc.

      (a) The By-Laws of the Corporation may make appropriate provisions to effect the requirements of this Article Sixth.

      (b) All certificates representing Common Stock or any other Voting Stock of the Corporation are subject to the restrictions set forth in this Article Sixth.

      (c) A majority of the directors of the Corporation shall have the exclusive power to determine all matters necessary to determine compliance with this Article Sixth; and the good faith determination of a majority of the directors on such matters shall be conclusive and binding for all the purposes of this Article Sixth.

    SECTION 3. Beneficial Ownership Inquiry.

      (a) The Corporation may by notice in writing (which may be included in the form of proxy or ballot distributed to stockholders of the Corporation in connection with the annual meeting (or any special meeting) of the stockholders of the Corporation, or otherwise) require a Person that is a holder of record of equity securities of the Corporation or that the Corporation knows to have, or has reasonable cause to believe has, Beneficial Ownership of equity securities of the Corporation to certify in such manner as the Corporation shall deem appropriate (including by way of execution of any form of proxy or ballot by such Person) that, to the knowledge of such Person:

        (i) all equity securities of the Corporation as to which such Person has record ownership or Beneficial Ownership are owned and controlled only by U.S. Citizens; or

        (ii) the number and class or series of equity securities of the Corporation owned of record or Beneficially Owned by such Person that are owned or controlled by Aliens are as set forth in such certificate.

      As used herein, "Beneficial Ownership," "Beneficially Owned," or "Owned Beneficially" refers to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(l)(i) thereof) under the Securities Exchange Act of 1934, as amended.

      (b) With respect to any equity securities identified by such Person in response to Section 3(a)(ii) of this Article Sixth, the Corporation may require such Person to provide such further information as the Corporation may reasonably require in order to implement the provisions of this Article Sixth.

      (c) For purposes of applying the provisions of this Article Sixth with respect to any equity securities of the Corporation, in the event of the failure of any Person to provide the certificate or other information to which the Corporation is entitled pursuant to this
    Section 3, the Corporation shall presume that the equity securities in question are owned or controlled by Aliens.

  SEVENTH: Air Partners ("Investor") shall have the right to purchase Class B Common Stock from the Corporation in order to maintain its percentage ownership of the issued and outstanding shares of Class B Common Stock (its "Relative Class B Position"). Class B Common Stock purchased from the Corporation pursuant to this Article Seventh is hereinafter called "Additional Shares."

    SECTION 1. Semi-Annual Adjustments for Minor Issuances. (a) The Corporation shall deliver to Investor a written notice (a "Dilution Notice") no later than January 15 and July 15 in each year indicating the calculation as of the preceding December 31 and June 30, respectively, of the number of Additional Shares, if any, that Investor may acquire in order to maintain its Relative Class B Position to the extent diluted as a result of increases in outstanding Class B Common Stock due to issuances of Class B Common Stock which, in any single transaction, did not have the effect of causing Investor's Relative Class B Position to be reduced by more than five percentage points. Such Dilution Notice shall also set forth the per share price for such Additional Shares which shall be the average of the "close" prices (the "Close Prices") of Class B Common Stock as reported in The Wall Street Journal (or as otherwise reasonably determined by the Board of Directors if such price is not so reported) on the last trading day of each week during the six-month period preceding the date as of which the calculation is made (the "Calculation Period"). If within 30 days of the delivery of such Dilution Notice, Investor advises the Corporation in writing of its desire to purchase such Additional Shares, the Corporation shall sell and Investor shall purchase such Additional Shares in accordance with Section 5 of this Article Seventh.

    (b) In the event that any stock split, reverse stock split, combination of shares, recapitalization, merger, consolidation or other reorganization (each of the foregoing, a "Transaction") occurs during the

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  Calculation Period, the Close Prices utilized in the calculation of the per share price for Additional Shares shall be adjusted in an appropriate manner so as to give effect to the Transaction and maintain, mutatis mutandis, the rights granted Investor under Section 1(a) of this Article Seventh. The determination of any such adjustment shall be made by the Board of Directors of the Corporation, which determination shall be final.

    SECTION 2. Adjustment for Public Offerings. If the Corporation at any time shall propose to register under the Securities Act of 1933, as amended, shares of Class B Common Stock to be offered for sale by the Corporation in an underwritten public offering, the Corporation shall advise Investor by written notice of such proposal. Such notice shall set forth the estimated number of Additional Shares that Investor may purchase from, at the Corporation's sole discretion, either the Corporation or any underwriter in order to maintain its Relative Class B Position upon the closing of the offering. If within 15 days of the date such notice is delivered, Investor advises the Corporation by notice that it elects to maintain its Relative Class B Position on a post-offering basis, Investor shall purchase and the Corporation shall cause the number of Additional Shares necessary to maintain Investor's Relative Class B Position to be sold to Investor. Such purchase and sale shall occur as of the closing of the sale of the Class B Common Stock in the underwritten public offering at the public offering price. Prior to the closing of any offering, the Corporation may change the size or terms thereof, may accelerate or delay the closing thereof, may withdraw the offering entirely and may take all other actions which the Corporation, in its sole discretion, may consider necessary or appropriate in connection therewith; provided, however, that the Corporation shall use its best efforts to promptly advise Investor of any such actions.

    SECTION 3. Other Significant Issuances. If the Corporation issues shares of Class B Common Stock in any transaction other than an underwritten public offering which has the effect of causing Investor's Relative Class B Position to be reduced by more than five percentage points, the Corporation shall by notice advise Investor of such transaction. Such notice shall set forth (i) the number of Additional Shares that Investor may purchase in order to maintain its Relative Class B Position after giving effect to such proposed issuance, and (ii) the cash purchase price therefor. If such transaction involves the issuance of Class B Common Stock solely in consideration for cash, such purchase price shall be the cash price per share at which shares of Class B Common Stock were issued in such transaction. If such transaction involves the issuance of Class B Common Stock other than solely in consideration for cash, such purchase price shall be the fair market value of such consideration per share as determined by a United States headquartered investment banking firm designated by the Corporation and reasonably acceptable to Investor. Absent manifest error, such determination shall be final. If within 15 days of the date such notice is delivered, Investor advises the Corporation by notice of its desire to purchase such Additional Shares, the Corporation shall sell and Investor shall purchase such Additional Shares in accordance with
  Section 5 of this Article Seventh.

    SECTION 4. Failure to Maintain Minimum Holdings. If the total voting power of the Common Stock Beneficially Owned by Investor is less than 20% of the total voting power of all of the outstanding Common Stock, Investor's rights and the Corporation's obligations with respect to Investor under this Article Seventh shall terminate.

    SECTION 5. Sales; Payments. All sales of Additional Shares shall be concluded as promptly as practicable and all payments shall be in U.S. Dollars in immediately available funds.

    SECTION 6. Reservation of Shares. The Corporation at all times shall reserve an appropriate number of shares from its authorized but unissued Class B Common Stock for issuance as Additional Shares pursuant to this Article Seventh. Upon issuance, all Additional Shares issued pursuant to this Article Seventh shall be deemed duly authorized, validly issued, fully paid and non-assessable.

  EIGHTH: Except as otherwise expressly provided herein, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

  NINTH: Effective as of the Consummation Date (as defined in the Investment Agreement, dated November 9, 1992, among Air Canada, Air Partners, the Corporation and Continental Airlines Holdings, Inc., as amended), the Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

  TENTH: No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the GCL is amended after the date of the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. No amendment to or repeal of this Article Tenth shall affect in a manner adverse to any such Director the liability or alleged liability of such Director for or with respect to any acts or omissions of such Director or member occurring prior to such amendment or repeal.

  ELEVENTH: The corporation shall indemnify, to the full extent permitted by the laws of the State of Delaware as from time to time in effect, each Director and officer of the Corporation, and may indemnify each employee and agent of the Corporation, and all other persons whom the Corporation is authorized to indemnify under the provisions of the GCL.

  TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law and this Amended and Restated Certificate of Incorporation; and all rights, preferences and privileges of whatsoever nature and conferred upon stockholders, directors or any other Persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article Twelfth.

  IN WITNESS WHEREOF, the undersigned officers of the Corporation subscribe this Amended and Restated Certificate of Incorporation and affirm that this instrument is the act and deed of the Corporation and the facts stated herein are true this th day of June, 1996.

                                          CONTINENTAL AIRLINES, INC.

                                          By: _________________________________
                                            Name: Jeffery A. Smisek
                                            Title: Senior Vice President and
                                             General Counsel

ATTEST:

By: ______________________________________
 Name:
 Title:

                                   P R O X Y
COMMON STOCK

                           CONTINENTAL AIRLINES, INC.
                  ANNUAL MEETING OF STOCKHOLDERS JUNE 26, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes Gordon M. Bethune, Jeffery A. Smisek and Scott R. Peterson, and each of them, with full power of substitution, to represent and vote the shares of the undersigned in Continental Airlines, Inc. as directed and, in their sole discretion, on all other matters that may properly come before the Annual Meeting of Stockholders to be held on June 26, 1996, and at any adjournment or adjournments thereof, as if the undersigned were present and voting thereat. The undersigned acknowledges receipt of the notice of annual meeting and proxy statement with respect to such Annual Meeting and certifies that, to the knowledge of the undersigned, all equity securities of the Company owned of record or beneficially by the undersigned are owned and controlled only by U.S. Citizens (as defined in the proxy statement), except as indicated on the reverse side hereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Nominees for Director:             Alternative Nominees for Director:

Thomas J. Barrack, Jr., Gordon     Thomas J. Barrack, Jr., Gordon M. Bethune,
M. Bethune, David Bonderman,       David Bonderman, Gregory D. Brenneman, Joel
Gregory D. Brenneman, Patrick      H. Cowan, Patrick Foley, Rowland C. Frazee,
Foley, Douglas H.                  C.C., Hollis L. Harris, Dean C. Kehler,
McCorkindale, George G.C.          Robert L. Lumpkins, Douglas H.
Parker, Richard W. Pogue,          McCorkindale, David E. Mitchell, O.C.,
William S. Price III, Donald       Richard W. Pogue, William S. Price, Donald
L. Sturm, Karen Hastie             L. Sturm, Claude I. Taylor, O.C., Karen
Williams, Charles A. Yamarone      Hastie Williams, Charles A. Yamarone

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS (PROPOSAL 1 and 1.A) AND "FOR" PROPOSALS 2, 3, 4 and 5.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 1.A, 2, 3, 4 AND 5.

                                                                SEE
                                                              REVERSE
                                                               SIDE

[X]  Please mark your                   SHARES IN YOUR NAME        |
     votes as in this                                              |
     example.                                                      ------

                             FOR  WITHHELD                              FOR  WITHHELD                       FOR   AGAINST   ABSTAIN
 1. Election of Directors:   [ ]    [ ]    1. A Election of Alternative [ ]    [ ]    2. Approval of Second [ ]     [ ]       [ ]
    See Reverse Side.                           Directors. See Reverse                   Amendment to the
                                                Side.                                    1994 Incentive
                                                                                         Equity Plan
  For, except vote withheld from the        For, except vote withheld from the
  following nominee(s):                     following nominee(s):                     3. Approval of        [ ]     [ ]       [ ]
                                                                                         Executive Bonus
 ------------------------------------       ----------------------------------           Program

                                                                                      4. Approval of        [ ]     [ ]       [ ]
                                                                                         Amendment and
                                                                                         Restatement of
                                                                                         Charter

                                                                                      5. Ratification of    [ ]     [ ]       [ ]
                                                                                         Appointment of
                                                                                         Independent Auditors

                                           [ ]    Please mark this box ONLY if any Class A or Class B common stock owned of record or beneficially by you is owned or controlled by Foreigners (as defined in the proxy statement), and indicate the number and class so owned or controlled by Foreigners:
                                                                           Class A ______________________________
                                                                           Class B ______________________________
    SIGNATURE(S)                             DATE
            --------------------------------    ------

    SIGNATURE(S)                             DATE
            --------------------------------    ------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.  THIS FORM OF PROXY RELATES TO BOTH CLASS A
      When signing as  attorney, executor, administrator, trustee or guardian,    AND CLASS B COMMON STOCK. IF YOU RECEIVED
      please give full title as such.                                             TWO PROXY CARDS, PLEASE EXECUTE AND RETURN EACH.